    As filed with the Securities and Exchange Commission on October 10, 2001
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  -------------

                    NEWFIELD EXPLORATION COMPANY                                         NEWFIELD FINANCIAL TRUST II
      (Exact Name of Registrant as Specified in Its Charter)               (Exact Name of Registrant as Specified in Its Charter)

                             DELAWARE                                                            DELAWARE
  (State or Other Jurisdiction of Incorporation or Organization)      (State or Other Jurisdiction of Incorporation or Organization)
                            72-1133047                                                          51-65213624
               (I.R.S. Employer Identification No.)                                (I.R.S. Employer Identification No.)

             363 N. SAM HOUSTON PARKWAY E., SUITE 2020                               C/O NEWFIELD EXPLORATION COMPANY
                       HOUSTON, TEXAS 77060                                     363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                          (281) 847-6000                                                  HOUSTON, TEXAS 77060
                                                                                             (281) 847-6000
       (Address, Including Zip Code, and Telephone Number,                (Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)  Including Area Code, of Registrant's Principal Executive Offices)


                                TERRY W. RATHERT
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
                                 (281) 847-6000
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent For Service)

                                 with a copy to:
                                 JAMES H. WILSON
                             VINSON & ELKINS L.L.P.
                         1001 FANNIN STREET, SUITE 2300
                            HOUSTON, TEXAS 77002-6760
                                (713) 758-2222

                                  -------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: After the effective date of this registration statement as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                                      PROPOSED MAXIMUM
                          TITLE OF EACH CLASS OF                                         AGGREGATE                 AMOUNT OF
                    SECURITIES TO BE REGISTERED (1)(2)                            OFFERING PRICE (3)(4)(5)      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities (6).............................................................
Common Stock (including attached preferred share purchase rights)...............
Stock Purchase Contracts........................................................
Stock Purchase Units............................................................
Preferred Stock.................................................................
Depository Shares (7)...........................................................
Securities Warrants.............................................................
Trust Preferred Securities of Newfield Financial Trust II (9)...................
Trust Debentures (8)............................................................
Guarantees of Trust Preferred Securities of Newfield Financial Trust II (9).....
--------------------------------------------------------------------------------------------------------------------------------
Total...........................................................................        $575,000,000              $129,576 (10)
================================================================================================================================

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

(2) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, securities registered hereunder.

(5) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with, and at the time of, the issuance of the securities.

(6) Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering. Debt securities may be issued at an aggregate initial offering price that is less than the aggregate principal amount of such debt securities. In no event, however, will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $575,000,000, or the equivalent thereof in foreign or composite currencies.

(7) Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If Newfield Exploration Company (the "Company") elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the depositary under the deposit agreement.

(8) The trust debentures may be issued and sold to Newfield Financial Trust II (the "Trust"). The Trust would purchase such trust debentures with the proceeds from the simultaneous sale of trust preferred securities of the Trust. The trust debentures may later be distributed to the holders of trust preferred securities.

(9) No separate consideration will be received for the guarantee or back-up undertakings of the Company. Includes the rights of holders of the trust preferred securities under the applicable guarantee and back-up undertakings, consisting of obligations of the Company as set forth in the trust agreement for the Trust (including the obligation to pay expenses of the Trust) and the indenture governing the trust debentures of the Company, in each case as further described elsewhere in this registration statement.

(10) Calculated pursuant to Rule 457(o) at the statutory rate of $250 per $1,000,000 of securities registered and, pursuant to Rule 457(p), minus the filing fee of $14,174 previously paid on September 4, 1998 and July 17, 1998, in respect of the remaining unsold securities having an aggregate initial offering price of $48,050,000 which were previously registered by the registrants under the registration statement on Form S-3 (Registration No. 333-59391) initially filed on July 17, 1998.

----------
THE REGISTRANTS HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

     This registration statement consists of two separate prospectuses, covering registration of the offering, issuance and sale of:

     (1) debt securities, shares of common stock, stock purchase contracts, stock purchase units, shares of preferred stock (which may be issued in the form of depositary shares evidenced by depositary receipts) and securities warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities of Newfield Exploration Company ("Newfield"); and

     (2) trust preferred securities of Newfield Financial Trust II, trust debentures and a guarantee of the trust preferred securities by Newfield and common stock of Newfield that may be issued upon conversion of the trust preferred securities.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER 10, 2001

PROSPECTUS

                          NEWFIELD EXPLORATION COMPANY
            DEBT SECURITIES, COMMON STOCK, STOCK PURCHASE CONTRACTS,
          STOCK PURCHASE UNITS, PREFERRED STOCK, DEPOSITARY SHARES AND
                               SECURITIES WARRANTS

                                   ----------

     We may offer and sell from time to time:

     o    debt securities;

     o    shares of common stock;

     o    stock purchase contracts;

     o    stock purchase units;

     o shares of preferred stock, which may be issued in the form of depositary shares evidenced by depositary receipts; and

     o securities warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities.

     The aggregate initial offering price of the securities that may be sold pursuant to this prospectus will not exceed $575,000,000.

     This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

     Our common stock is listed on the New York Stock Exchange under the symbol "NFX."

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

                                   ----------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

                 THIS PROSPECTUS IS DATED                , 2001

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.........................................................1
WHERE YOU CAN FIND MORE INFORMATION...........................................1
FORWARD-LOOKING STATEMENTS....................................................2
ABOUT OUR COMPANY.............................................................3
RISK FACTORS..................................................................3
USE OF PROCEEDS...............................................................9
RATIOS OF EARNINGS TO FIXED CHARGES...........................................9
DESCRIPTION OF DEBT SECURITIES................................................9
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK..............................23
DESCRIPTION OF DEPOSITARY SHARES.............................................28
DESCRIPTION OF SECURITIES WARRANTS...........................................30
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.............31
PLAN OF DISTRIBUTION.........................................................31
LEGAL MATTERS................................................................33
EXPERTS......................................................................33

                               -------------------

     You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $575 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to "Newfield," "we," "us" or "our" are to Newfield Exploration Company and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "NFX." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or until we terminate this offering:

     o    our Annual Report on Form 10-K for the year ended December 31, 2000;

     o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     o our Current Reports on Form 8-K filed on January 8, 2001; February 7, 2001; February 16, 2001; February 28, 2001; May 17, 2001; October 4,
          2001 and October 9, 2001 and our Amended Current Report on Form 8-K/A filed on February 13, 2001;

     o the description of our common stock contained in our Form 8-A registration statement filed on November 4, 1993; and

     o the description of our preferred share purchase rights contained in our Form 8-A registration statement filed on February 18, 1999.

     You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at the following number:

                          Newfield Exploration Company
                        Attention: Stockholder Relations
                         363 N. Sam Houston Parkway E.,
                                   Suite 2020
                              Houston, Texas 77060
                                 (281) 847-6000

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus and the documents we incorporate by reference herein, including statements regarding estimated or anticipated operating and financial data, production targets, anticipated production rates, planned capital expenditures, the availability of capital resources to fund capital expenditures, estimates of proved reserves, wells planned to be drilled in the future, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may very significantly from those anticipated due to many factors, including:

     o    drilling results;

     o    oil and gas prices;

     o    industry conditions;

     o    the prices of goods and services;

     o    the availability of drilling rigs and other support services; and

     o    the availability of capital resources.

     The information contained in this prospectus and the documents incorporated by reference into this prospectus identify additional factors that could affect our operating results and performance. We urge you to carefully consider these factors.

     All forward-looking statements attributable to our company are expressly qualified in their entirety by this cautionary statement.

                                ABOUT OUR COMPANY

     We are an independent oil and gas company engaged in the exploration, development and acquisition of crude oil and natural gas properties. We were founded in 1989 and acquired our first oil and gas reserves in 1990. Since that time, we have grown rapidly. Our initial focus area was the Gulf of Mexico. Over the last several years we have expanded our areas of operation to include the U.S. onshore Gulf Coast, the Anadarko Basin of Oklahoma, offshore Australia and China's Bohai Bay.

     Our executive offices are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060, and our telephone number is (281) 847-6000. We maintain a website on the Internet at http://www.newfld.com.

                                  RISK FACTORS

     Your investment in our securities will involve risks. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, the risks described below before deciding whether an investment in our securities is appropriate for you.

RISKS ASSOCIATED WITH OUR DEBT SECURITIES

     OUR DEBT SECURITIES WILL BE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF OUR SUBSIDIARIES. All of our international and U.S. mid-continent properties are owned and operated by our subsidiaries. As a result, distributions or advances from these subsidiaries may be necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries to pay our debt service obligations, including payments on debt securities. Debt securities will be structurally subordinated to all obligations of our subsidiaries, including trade payables. This means that holders of debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

     UNLESS OTHERWISE INDICATED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT, THERE WILL BE NO PUBLIC MARKET FOR DEBT SECURITIES. We do not plan to list any debt securities on any securities exchange. While the underwriters of a particular offering of debt securities may advise us that they intend to make a market in those debt securities, the underwriters will not obligated to do so and may stop their market making at any time. No assurance can be given:

     o that a market for any series of debt securities will develop or continue;

     o    as to the liquidity of any market that does develop; or

     o as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

RISKS ASSOCIATED WITH OUR COMMON STOCK

     WE DO NOT INTEND TO PAY, AND ARE RESTRICTED IN OUR ABILITY TO PAY, DIVIDENDS ON OUR COMMON STOCK. We have not paid cash dividends in the past and do not intend to pay dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business. Our ability to make dividend payments in the future will depend on our future performance and liquidity. In addition, our credit facility contains restrictions on our ability to pay cash dividends on our capital stock, including our common stock.

     OUR CERTIFICATE OF INCORPORATION, STOCKHOLDERS RIGHTS AGREEMENT AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY. Our stockholders rights agreement, together with certain provisions of our certificate of incorporation and bylaws, may make it more difficult to effect a change in control of our company, to acquire us or to replace incumbent management. These provisions could potentially deprive our stockholders of opportunities to sell shares of our stock at above-market prices.

RISKS ASSOCIATED WITH OUR OPERATIONS

     OIL AND GAS PRICES FLUCTUATE WIDELY, AND LOW PRICES FOR AN EXTENDED PERIOD OF TIME ARE LIKELY TO HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS. Our revenues, profitability and future growth depend substantially on prevailing prices for oil and gas. These prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. The amount we can borrow under our credit facility is subject to periodic redeterminations based in part on changing expectations of future prices. Lower prices may also reduce the amount of oil and gas that we can economically produce.

     Prices for oil and gas fluctuate widely. Among the factors that can cause fluctuations are:

     o    the domestic and foreign supply of oil and natural gas;

     o    weather conditions;

     o    the price of foreign imports;

     o    world-wide economic conditions;

     o    political conditions in oil and gas producing regions;

     o    the level of consumer demand;

     o    domestic and foreign governmental regulations; and

     o    the price and availability of alternative fuels.

     OUR USE OF HEDGING TRANSACTIONS FOR A PORTION OF OUR OIL AND GAS PRODUCTION MAY LIMIT FUTURE REVENUES FROM PRICE INCREASES AND RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR NET INCOME AND STOCKHOLDERS' EQUITY. We use hedging transactions with respect to a portion of our oil and gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use may also limit future revenues from price increases.

     We adopted Statement of Financial Accounting Standards (SFAS) No. 133 as of January 1, 2001. As a result of adopting SFAS No. 133, our stockholders' equity and net income may fluctuate significantly from period to period. SFAS No. 133 generally requires us to record each derivative instrument as an asset or liability measured at its fair value. Each quarter we must record changes in the value of our hedges, which could result in significant fluctuations in net income and stockholders' equity from period to period.

     OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO REPLACE RESERVES THAT WE PRODUCE. Our future success depends on our ability to find, develop and acquire oil and gas reserves that are economically recoverable.

As is generally the case in the Gulf Coast region, our producing properties in that region usually have high initial production rates, followed by steep declines. As a result, we must locate and develop or acquire new oil and gas reserves to replace those being depleted by production. We must do this even during periods of low oil and gas prices when it may be difficult to raise the capital necessary to finance these activities. Without successful exploration or acquisition activities, our reserves, production and revenues will decline rapidly. We cannot assure you that we will be able to find and develop or acquire additional reserves at an acceptable cost.

     SUBSTANTIAL CAPITAL IS REQUIRED TO REPLACE AND GROW RESERVES ___ We make, and will continue to make, substantial expenditures to find, develop, acquire and produce oil and gas reserves. If, however, lower oil and gas prices or operating difficulties result in our cash flow from operations being less than expected or limit our ability to borrow under our credit facility, we may be unable to expend the capital necessary to undertake or complete our drilling program unless we raise additional funds through debt or equity financings. We cannot assure you that debt or equity financing, cash generated by operations or borrowing capacity will be available to meet these requirements.

     RESERVE ESTIMATES ARE INHERENTLY UNCERTAIN AND DEPEND ON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE. Estimating accumulations of oil and gas is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geologic, geophysic, engineering and production data. The extent, quality and reliability of this data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

     o    the quality and quantity of available data;

     o    the interpretation of that data;

     o    the accuracy of various mandated economic assumptions; and

     o    the judgment of the persons preparing the estimate.

     The proved reserve information we report is based on estimates we prepared. Estimates prepared by others might differ materially from our estimates.

     Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and gas prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

     You should not assume that the present value of future net cash flows is the current market value of our estimated proved oil and gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     IF OIL AND GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITEDOWNS. There is a risk that we will be required to writedown the carrying value of our oil and gas properties when oil and gas prices are low or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration results.

     We capitalize the costs to acquire, find and develop our oil and gas properties. Under the full cost accounting method, the net capitalized costs of our oil and gas properties may not exceed the present value of estimated future net cash flows from proved reserves, using period end oil and gas prices and a 10% discount factor, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of our oil and gas properties exceed this limit, we must charge the amount of this excess to earnings. This type of charge will not affect our cash flow from operating activities, but it will reduce the book value of our stockholders' equity. We review the carrying value of our properties quarterly, based on prices in effect as of the end of each quarter or as of the time of reporting our results. The carrying value of oil and gas properties is computed on a country-by-country basis. Therefore, while our properties in one country may be subject to a writedown, our properties in other countries could be unaffected. Once incurred, a writedown of oil and gas properties is not reversible at a later date even if oil and gas prices increase.

     WE MAY BE SUBJECT TO RISKS IN CONNECTION WITH ACQUISITIONS. The successful acquisition of producing properties requires an assessment of several factors, including:

     o    recoverable reserves;

     o    future oil and gas prices;

     o    operating costs; and

     o    potential environmental and other liabilities.

     The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every platform or well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an "as is" basis.

     COMPETITIVE INDUSTRY CONDITIONS MAY NEGATIVELY AFFECT OUR ABILITY TO CONDUCT OPERATIONS. Competition in the oil and gas industry is intense, particularly with respect to the acquisition of producing properties and proved undeveloped acreage. Major and independent oil and gas companies actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop these properties. Many of our competitors have financial resources that are substantially greater than ours, which may adversely affect our ability to compete with these companies.

     DRILLING IS A HIGH-RISK ACTIVITY. Our future success will depend on the success of our drilling program. In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, we often are uncertain as to the future cost or timing of drilling, completing and producing wells.

     Furthermore, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     o    unexpected drilling conditions;

     o    pressure or irregularities in formations;

     o    equipment failures or accidents;

     o    adverse weather conditions;

     o    compliance with governmental requirements; and

     o shortages or delays in the availability of drilling rigs and the delivery of equipment.

     THE OIL AND GAS BUSINESS INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES; INSURANCE MAY NOT PROTECT US AGAINST ALL THESE RISKS. These risks include:

     o    fires;

     o    explosions;

     o    blow-outs;

     o    uncontrollable flows of oil, gas, formation water or drilling fluids;

     o    natural disasters;

     o    pipe or cement failures;

     o    casing collapses;

     o    embedded oilfield drilling and service tools;

     o    abnormally pressured formations; and

     o environmental hazards such as oil spills, natural gas leaks, pipeline ruptures and discharges of toxic gases.

     If any of these events occur, we could incur substantial losses as a result of:

     o    injury or loss of life;

     o severe damage to and destruction of property, natural resources and equipment;

     o    pollution and other environmental damage;

     o    clean-up responsibilities;

     o    regulatory investigation and penalties;

     o    suspension of our operations; and

     o    repairs to resume operations.

     If we experience any of these problems, our ability to conduct operations could be adversely affected.

     Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for our drilling and development programs and acquisitions, or result in loss of properties.

     We maintain insurance against some, but not all, of these potential risks and losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.

     WE HAVE RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS. We continue to evaluate and pursue new opportunities for international expansion in areas where we can use our core competencies. To date, we have expanded our operations to Australia and China.

     Ownership of property interests and production operations in areas outside the United States are subject to the various risks inherent in foreign operations. These risks may include:

     o    currency restrictions and exchange rate fluctuations;

     o loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;

     o    increases in taxes and governmental royalties;

     o renegotiation of contracts with governmental entities and quasi-governmental agencies;

     o changes in laws and policies governing operations of foreign-based companies;

     o    labor problems; and

     o other uncertainties arising out of foreign government sovereignty over our international operations.

     Our international operations may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, if a dispute arises from foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

     OTHER INDEPENDENT OIL AND GAS COMPANIES' LIMITED ACCESS TO CAPITAL MAY CHANGE OUR EXPLORATION AND DEVELOPMENT PLANS. Many independent oil and gas companies have limited access to the capital necessary to finance their activities. As a result, some of the other working interest owners of our wells may be unwilling or unable to pay their share of the costs of projects as they become due. These problems could cause us to change, suspend or terminate our drilling and development plans with respect to the affected project.

     WE ARE SUBJECT TO COMPLEX LAWS THAT CAN AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS. Exploration, development, production and sale of oil and gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

     o    discharge permits for drilling operations;

     o    drilling bonds;

     o    reports concerning operations;

     o    the spacing of wells;

     o    unitization and pooling of properties; and

     o    taxation.

     Under these laws, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs.

                                 USE OF PROCEEDS

     Except as may otherwise be described in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

                       RATIOS OF EARNING TO FIXED CHARGES

     We have calculated our ratios of earnings to fixed charges as follows:

                                                                                                                     SIX MONTHS
                                                                                                                       ENDED
                                       YEAR ENDED DECEMBER 31,                                                        JUNE 30,
   ----------------------------------------------------------------------------------------------------------    ------------------
          1996                  1997                  1998                  1999                  2000                  2001
   ------------------    ------------------    ------------------    ------------------    ------------------    ------------------
          28.4x                  9.5x                   (1)                  3.7x                  8.9x                 10.6x

----------
(1) We had a loss for the year ended December 31, 1998 for purposes of computing these ratios. Earnings for such year were insufficient to cover fixed charges by approximately $92.7 million.

     For purposes of computing the consolidated ratios of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest) and fixed charges consist of interest (both expensed and capitalized), distributions on our convertible trust preferred securities and the estimated interest component of rent expense.

                         DESCRIPTION OF DEBT SECURITIES

     Any debt securities issued using this prospectus will be our direct unsecured general obligations. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered will be described in one or more prospectus supplements accompanying this prospectus. The debt securities will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under the Senior Indenture dated as of February 28, 2001 between us and First Union National Bank, as trustee. Subordinated debt securities will be issued under a Subordinated Indenture between us and First Union National Bank, as trustee. We have filed the Senior Indenture and a form of the Subordinated Indenture as exhibits to the registration statement. We have summarized selected provisions of these indentures below. The summary is not complete. You should read the indentures for provisions that may be important to you.

GENERAL

     The indentures provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for any series of debt securities. We will determine the terms and conditions of any series of debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture. The terms and conditions of a particular series of debt securities will be set forth in a supplemental indenture or in a resolution of our board of directors.

     Senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of all or some of our senior debt as described under "--Subordinated Debt Securities."

     A prospectus supplement relating to any series of debt securities being offered will include specific terms related to that offering, including the price or prices at which the debt securities will be issued. These terms will include some or all of the following:

     o    the title of the debt securities;

     o with respect to subordinated debt securities, any addition to or change in the subordination provisions set forth in the Subordinated Indenture;

     o    the total principal amount of the debt securities;

     o the dates on which the principal of the debt securities will be payable;

     o    the interest rate and interest payment dates for the debt securities;

     o any change in (including the elimination of the applicability of) the provisions set forth in the applicable indenture that provide the terms upon which the debt securities may be redeemed at our option;

     o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

     o any change in (including the elimination of the applicability of) the defeasance provisions set forth in the applicable indenture;

     o any addition to or change in the events of default set forth in the applicable indenture;

     o if convertible into our common stock or any of our other securities, the terms upon which such debt securities are convertible;

     o any addition to or change in the covenants set forth in the applicable indenture;

     o    any other terms of the debt securities.

     If so provided in an applicable prospectus supplement, we may issue debt securities at a discount below their principal amount and may pay less than the entire principal amount of debt securities upon declaration of acceleration of their maturity. An applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to debt securities issued with original issue discount.

SENIOR DEBT SECURITIES

     Senior debt securities will be our unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt. Senior debt securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as indicated in an applicable prospectus supplement and as specified in a supplemental indenture or a resolution of our board of directors (and the accompanying prospectus supplement) relating to a series of senior debt securities to be issued, the Senior Indenture will not limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

SUBORDINATED DEBT SECURITIES

     Under the Subordinated Indenture, payment of the principal, interest and any premium on subordinated debt securities will generally be subordinated in right of payment to the prior payment in full of all of our senior debt, including any senior debt securities. A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including:

     o the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

     o applicability and effect of such provisions in the event of specified defaults with respect to Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on subordinated debt securities; and

     o the definition of Senior Debt applicable to the subordinated debt securities of that series.

     The failure to make any payment on any of the subordinated debt securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default under the subordinated debt securities.

OPTIONAL REDEMPTION

     Unless otherwise specified in a prospectus supplement applicable to a series of debt securities, a series of debt securities will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

     o    100% of the principal amount of the debt securities to be redeemed; or

     o the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the debt securities (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield (as defined herein) plus 50 basis points;

     o    plus, in either case, accrued interest to the date of redemption.

     Debt securities called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the debt securities to be redeemed at its registered address. The notice of redemption for the debt securities will state, among other things, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place(s) that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price, interest will cease to accrue on any debt securities that have been called for redemption at the redemption date. If less than all the debt securities of a series are redeemed at any time, the trustee will select the debt securities to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate.

     For purposes of determining the optional redemption price, the following definitions are applicable:

     "Treasury Yield" means, with respect to any redemption date applicable to a series of debt securities, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding the redemption date) of the Comparable Treasury Issue (as defined herein), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price (as defined herein) for the redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined herein) as having a maturity comparable to the remaining term of debt securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the debt securities to be redeemed.

     "Independent Investment Banker" means the investment banking firm that acted as lead managing underwriter for the offering of the series of debt securities or that we name in the applicable prospectus supplement, or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee and reasonably acceptable to us.

     "Comparable Treasury Price" means, with respect to any redemption date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 p.m. on the third business day preceding the redemption date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (i) the average of the Reference Treasury Dealer Quotations (as defined herein) obtained by the Trustee for the redemption date, after excluding the highest and lowest of all Reference Treasury Dealer Quotations obtained, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the trustee.

     "Reference Treasury Dealer" means any primary U.S. government securities dealer in New York City selected by us.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the series of debt securities (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

DEFEASANCE

     Unless otherwise provided in a prospectus supplement relating to a particular series of debt securities, we may elect, at our option at any time, to have the provisions of the applicable indenture relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants applied to such series of debt securities, or to any specified part of such series.

     Defeasance and Discharge. The Indentures provide that, upon the exercise of our option, we will be discharged from all our obligations with respect to the applicable debt securities upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such debt securities.

     Defeasance of Certain Covenants. The Indentures provide that, upon the exercise of our option, we may omit to comply with certain restrictive covenants described in this prospectus, including those described in "Certain Covenants" (if such covenants are applicable to a series of debt securities), or an applicable prospectus supplement, the occurrence of certain Events of Default as described in this prospectus or an applicable prospectus supplement will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities of such series, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of debt securities of such series, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such debt securities.

     In order to exercise either defeasance option, we must comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust and the delivery to the trustee of an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit in trust and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law.

CERTAIN COVENANTS

     Limitation on Liens. Nothing in the indentures in any way limits the amount of indebtedness or securities that we or any of our subsidiaries may incur or issue. Unless otherwise stated in an accompanying prospectus supplement, we may not, and may not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by us or such Restricted Subsidiary without making effective provision whereby any and all debt securities of such series then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

     Unless otherwise stated in the prospectus supplement applicable to a series of debt securities, the foregoing restriction will not, however, apply to:

     o Liens existing on the date on which the series of debt securities were originally issued or provided for under the terms of agreements existing on such date;

     o    Liens on properties securing:

          o all or any portion of the cost of exploration, drilling or development of such properties;

          o all or any portion of the cost of acquiring, constructing, altering, improving or repairing any properties or assets used or to be used in connection with such properties; or

          o Indebtedness incurred by us or any Restricted Subsidiary to provide funds for the activities set forth in the two bullet points immediately above with respect to such properties;

     o Liens securing Indebtedness owed by a Restricted Subsidiary to us or to any other Restricted Subsidiary;

     o Liens on property existing at the time of acquisition of such property by us or a subsidiary or Liens on the property of any corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary or is merged with us in compliance with the applicable Indenture and in either case not incurred in connection with the acquisition of such property or such corporation or other entity becoming a Restricted Subsidiary or being merged with us, provided that such Liens do not cover any property or assets of ours or any of our Restricted Subsidiaries other than the property so acquired;

     o Liens on any property securing (a) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (b) Indebtedness issued or guaranteed by the United States or any State thereof;

     o any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under any bullet point above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced;

     o certain Liens arising in the ordinary course of our business or that of our Restricted Subsidiaries;

     o any Lien resulting from the deposit of moneys or evidences of indebtedness in trust for the purpose of defeasing Indebtedness of ours or any Restricted Subsidiary; or

     o Liens (exclusive of any Lien of any type otherwise permitted under any bullet point above) securing our Indebtedness or that of any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness (as defined below) deemed to be outstanding in respect of all Sale/Leaseback Transactions (as defined below) entered into pursuant to clause (a) of the covenant described under "Limitation on Sale/Leaseback

          Transactions" below (exclusive of any such Sale/Leaseback Transactions otherwise permitted under one of the foregoing clauses), does not at the time such Indebtedness is incurred exceed 7.5% of our Consolidated Net Tangible Assets (as defined below) (as shown in the most recent published quarterly or year-end consolidated balance sheet of our company and its subsidiaries).

     Unless otherwise provided in any prospectus supplement applicable to a particular series of debt securities, the following types of transactions will not be prohibited or otherwise limited by the foregoing covenant:

     o the sale, granting of Liens with respect to, or other transfer of, crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or of such crude oil, natural gas or other petroleum hydrocarbons;

     o the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest;

     o the entering into of Currency Hedge Obligations, Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts, although Liens securing any Indebtedness for borrowed money that is the subject of any such obligation shall not be permitted hereby unless permitted under the provisions described above; and

     o the granting of Liens required by any contract or statute in order to permit us or any Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States or any State thereof, or to secure partial, progress, advance or other payments to us or any Restricted Subsidiary by such governmental unit pursuant to the provisions of any contract or statute.

     Limitation on Sale/Leaseback Transactions. Unless otherwise stated in an accompanying prospectus supplement, we will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any person (other than us or a Restricted Subsidiary) unless:

     o we or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Liens" above without equally and ratably securing such series of debt securities pursuant to such covenant;

     o after the date on which the series of debt securities is originally issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, we or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of our business or that of the Restricted Subsidiaries (including amounts expended for the exploration, drilling or development thereof, and for additions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and we elect to designate such amount pursuant to this bullet point with respect to such Sale/Leaseback Transaction (with any such amount not being so designated and not permitted under the first bullet point above to be applied as set forth in the third bullet point below); or

     o we, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of debt securities of such series or any Pari

          Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the our board of directors, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount designated by us as set forth in the second bullet point above), less an amount equal to the principal amount of such series of securities and Pari Passu Indebtedness voluntarily defeased or retired by us within such 12-month period and not designated with respect to any other Sale/Leaseback Transaction entered into by us or any Restricted Subsidiary during such period.

     Subsidiary Guarantors. No series of debt securities will be initially guaranteed by any of our subsidiaries. However, unless otherwise provided in an accompanying prospectus supplement, if any subsidiary of ours guarantees any of our Funded Indebtedness at any time in the future, then we will cause such series of debt securities to be equally and ratably guaranteed by such subsidiary.

     Other Covenants. A series of debt securities may provide for other covenants applicable to us and our subsidiaries. A description of any such affirmative and negative covenants will be contained in a prospectus supplement applicable to such series.

CERTAIN DEFINITIONS

     "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to our then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease can be extended).

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of property that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means, for us and our Restricted Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) that would be included on a balance sheet after deducting therefrom
(a) all liability items except deferred income taxes, Funded Indebtedness and other long-term liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

     "Currency Hedge Obligations" means obligations incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

     "Funded Indebtedness" means all Indebtedness that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

     "Indebtedness" means (a) all indebtedness for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the borrower or only to a portion thereof), (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred in the ordinary course of business, (d) all obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (e) all Capitalized Lease Obligations, (f) all Indebtedness of others secured by a Lien on any asset of the relevant entity, whether or not such Indebtedness is assumed by such entity, (g) all Indebtedness of others guaranteed by the relevant entity to the extent of such guarantee and (h) all obligations in respect of Currency Hedge Obligations, Interest Rate Hedging Agreements and Oil and Gas Hedging Contracts.

     "Interest Rate Hedging Agreements" means obligations under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect the relevant entity or any of its subsidiaries against fluctuations in interest rates.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of the Indentures, we or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to property used or to be used in the ordinary course of our business or that of any Restricted Subsidiary) or other title retention agreement relating to such asset.

     "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement or other agreement or arrangement that is designed to provide protection against oil and gas price fluctuations.

     "Pari Passu Indebtedness" means, with respect to any series of debt securities, any Indebtedness of ours, whether outstanding on the date on which the series of debt securities were originally issued or thereafter incurred or assumed, unless, in the case of any particular Indebtedness, the instrument governing the Indebtedness expressly provides that such Indebtedness shall be subordinated in right of payment to such series of debt securities.

     "Restricted Subsidiary" means any subsidiary the principal business of which is carried on in, or the majority of the operating assets of which are located in, the United States (including areas subject to its jurisdiction).

     "Sale/Leaseback Transaction" means any arrangement with another person providing for the leasing by us or any Restricted Subsidiary, for a period of more than three years, of any property that has been or is to be sold or transferred by us or such Restricted Subsidiary to such other person in contemplation of such leasing.

EVENTS OF DEFAULT

     Unless otherwise specified in an accompanying prospectus supplement, each of the following will constitute an event of default ("Event of Default") under the indentures with respect to a series of debt securities:

     o default by us for 30 days in payment when due of any interest on any debt securities of such series;

     o default by us in any payment when due of principal of or premium, if any, on any debt securities of such series;

     o default by us in performance of any other covenant or agreement applicable to such series of debt securities or the Indenture which has not been remedied within 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the series of debt securities then outstanding;

     o the acceleration of the maturity of any of our Indebtedness or that of any Restricted Subsidiary (other than such series of debt securities) (provided that such acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) having an outstanding principal amount of $10 million or more individually or in the aggregate, or a default in the payment of any principal or interest in respect of any of our Indebtedness or that of any Restricted Subsidiary (other than such series of debt security) having an outstanding principal amount of $10 million or more individually or in the aggregate and such default shall be continuing for a period of 30 days without us or such Restricted Subsidiary curing such default;

          o failure by us or any Restricted Subsidiary to pay final, non-appealable judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          o certain events involving bankruptcy, insolvency or reorganization of us or any Restricted Subsidiary; or

          o any other Event of Default included in the supplemental indenture or resolution of our board of directors (and the accompanying officer's certificate) applicable to such series of debt securities.

     If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series (or such portion of the principal amount of such debt securities as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series (or such portion of the principal amount of such debt securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can rescind the acceleration.

     Other than its duties in case of an Event of Default, a trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     The holders of debt securities of any series will not have any right to institute any proceeding with respect to the applicable indenture, unless:

     o the holder has given written notice to the trustee of an Event of Default;

     o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

     o the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

     Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the applicable due date specified in such debt security.

     We will be required to furnish to each trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture.

CONVERSION RIGHTS

     Unless otherwise specified in an accompanying prospectus supplement, debt securities will not be convertible into other securities. If a particular series of debt securities may be converted into other securities, such conversion will be according to the terms and conditions contained in an accompanying prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of debt securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of debt securities.

PAYMENT AND TRANSFER

     Unless otherwise indicated in an accompanying prospectus supplement, the debt securities of each series will be initially issued only in book-entry form represented by one or more global notes registered initially in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other name as may be requested by an authorized representative of DTC, and deposited with DTC. Unless otherwise indicated in an accompanying prospectus supplement, debt securities will be issued in denominations of $1,000 each or multiples thereof.

     Unless otherwise indicated in an accompanying prospectus supplement, beneficial interests in debt securities in global form will be shown on, and transfers of interests in debt securities in global form will be made only through, records maintained by DTC and its participants. Debt securities in definitive form, if any, may be registered, exchanged or transferred at the office or agency maintained by us for such purpose (which initially will be the corporate trust office of the trustee located at 5847 San Felipe, Suite 1050, Houston, Texas 77057).

     Unless otherwise indicated in an accompanying prospectus supplement, no global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

     o    the depositary is unwilling or unable to continue as depositary;

     o    an Event of Default has occurred and is continuing; or

     o    as otherwise provided in a prospectus supplement.

     Unless otherwise indicated in an accompanying prospectus supplement, payment of principal of and premium, if any, and interest on debt securities in global form registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global debt security. However, if any of the debt securities of such series are no longer represented by global debt securities, payment of interest on such debt securities in definitive form may, at our option, be made at the corporate trust office of the trustee or by check mailed directly to registered holders at their registered addresses or by wire transfer to an account designated by a registered holder.

     No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days prior to the selection of the debt securities to be redeemed.

BOOK-ENTRY SYSTEM

     DTC has advised us as follows:

     o DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of
          Section 17A of the Securities Exchange Act of 1934, as amended.

     o DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     o Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     o DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

          o Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

          o The rules applicable to DTC and its direct and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of debt securities is in turn to be recorded on the direct and indirect participants' records. Beneficial owners of debt securities will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities unless use of the book-entry system for such series of debt securities is discontinued.

     To facilitate subsequent transfers, all debt securities of a series deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of a series of debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to debt securities in global form. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in the listing attached to the omnibus proxy).

     All payments on the debt securities in global form will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on payment dates in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

     DTC may discontinue providing its service as securities depositary with respect to a series of debt securities at any time by giving reasonable notice to us or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained, debt security certificates in fully registered form are required to be printed and delivered to beneficial owners of the debt securities previously held in global form representing such debt securities.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy.

     Neither we, the trustee nor any underwriters applicable to a series of debt securities will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in debt securities, or payments to, or the providing of notice to direct participants or beneficial owners.

     So long as debt securities are in DTC's book-entry system, secondary market trading activity in the notes will settle in immediately available funds. All applicable payments on debt securities issued in global form will be made by us in immediately available funds.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

     o the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the applicable Indenture;

     o immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     o any other conditions (if any) specified in the applicable prospectus supplement are met.

MODIFICATION AND WAIVER

     Under each Indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

NOTICES

     Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

TITLE

     We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered as the absolute owner of the debt security, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

GOVERNING LAW

     The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     First Union National Bank serves as trustee under the indenture governing our 7.45% Senior Notes due 2007. Additionally, First Union National Bank provides us with a $15 million money market line of credit and is a lender under our $125 million credit facility. Furthermore, First Union Nation Bank serves as trustee under both the Senior Indenture and the Subordinated Indenture. Neither the Senior Indenture nor the Subordinated Indenture places a limit on the principal amount of debt securities that may be issued thereunder. To date, we have issued $175 million in principal amount of our 7 5/8% Senior Notes due 2011 under the Senior Indenture.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     Pursuant to our certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of August 1, 2001, we had 44,208,412 shares of common stock outstanding, and no shares of preferred stock outstanding.

COMMON STOCK

     Our common stockholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common stockholders. Our common stockholders do not have cumulative voting rights.

     Our common stockholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common stockholders do not have any preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

     The following summary describes certain general terms of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

     o the series, the number of shares offered and the liquidation value of the preferred stock;

     o    the price at which the preferred stock will be issued;

     o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

     o    the liquidation preference of the preferred stock;

     o    the voting rights of the preferred stock;

     o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

     o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

     o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     Our certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

     o    voting powers;

     o    designations;

     o    preferences;

     o    dividend rights;

     o    dividend rates;

     o    terms of redemption;

     o    redemption process;

     o    conversion rights; and

     o any other terms permitted to be established by our certificate of incorporation and by applicable law.

     The preferred stock will, when issued, be fully paid and non-assessable.

ANTI-TAKEOVER PROVISIONS

     Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     Stockholder Action by Written Consent. Under the Delaware General Corporation Law, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation and bylaws provide that stockholder action may be taken in writing by the consent of holders of not less than 66 2/3% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 2/3% or more of the outstanding shares entitled to vote.

     Supermajority Vote Required for Certain Transactions. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock is required to approve any merger or consolidation of our company or any sale or transfer of all or substantially all of our assets.

     Blank Check Preferred Stock. Our certificate of incorporation authorizes blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

     Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder (i.e., a person who owns 15% or more of our outstanding voting stock) from engaging in certain business combinations with our company for three years following the date that the person become an interested stockholder. These restrictions do not apply if:

     o before the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

     o upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced; or

     o following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     These restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement of certain extraordinary transactions involving our company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or goes unopposed by a majority of our directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.

     Stockholders Rights Agreement. Our board of directors has adopted a stockholders rights agreement. Under the rights agreement, each right entitles the registered holder under the circumstances described below to purchase from our company one one-thousandth of a share of our Junior Participating Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $85 per one one-thousandth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.

     Until the distribution date, the rights attach to all common stock certificates representing outstanding shares. No separate right certificate will be distributed. A right is issued for each share of common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of

     o 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting stock; or

     o 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding voting stock.

     Until the distribution date or the earlier of redemption or expiration of the rights, the rights will be evidenced by the certificates representing the common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on February 22, 2009, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

     If a person or group acquires 20% or more of our voting stock, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-thousandths of a preferred share, that at the time of such acquisition has a market value of two times the purchase price of the right.

     If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the purchase price of the right.

     The dividend and liquidation rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-thousandth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of
(a) $1.00 in cash, or (b) 1,000 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $1,000 per share, or (b) 1,000 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole preferred share will be entitled to 1,000 times the amount received per share of common stock. Each whole preferred share will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders, and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     The purchase price and the number of one one-thousandths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

     At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting stock and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting stock, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at an exchange ratio of one share of common stock, or one one-thousandth of a preferred share, for each two shares of common stock for which each right is then exercisable, subject to adjustment.

     At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of our officers and directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

     o for any breach of the officer's or director's duty of loyalty to our company or our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law; or

     o for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted our company and our stockholders. Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue, nor to recover monetary damages, under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar for the common stock is ChaseMellon Shareholder Services L.L.C.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of the deposit agreement and the depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If the depositary determines, however, that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares, common stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

     The following summary of certain provisions of the securities warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the securities warrant agreements.

     A prospectus supplement relating to the particular issue of securities warrants will contain of the terms of and information relating to such issue of securities warrants, including, where applicable:

     o the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

     o the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

     o the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

     o the designation and number of units of other securities purchasable upon the exercise of securities warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

     o the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

     o United States federal income tax consequences applicable to such securities warrants;

     o the amount of securities warrants outstanding as of the most recent practicable date; and

     o    any other terms of such securities warrants.

Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

     Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, depositary shares, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in the prospectus supplement relating to such securities warrants.

     Prior to the exercise of any securities warrants to purchase debt securities, preferred stock, depositary shares, common stock or other securities, holders of such securities warrants will not have any of the rights of holders of debt securities, preferred stock, depositary shares, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, depositary shares or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities:

     o    through underwriters or dealers;

     o    through agents; or

     o directly to one or more purchasers, including existing stockholders in a rights offering.

BY UNDERWRITERS

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in the prospectus supplement the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re- allowed or paid to dealers may be changed from time to time.

BY AGENTS

     Offered securities may also be sold through agents designated by us. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

DIRECT SALES; RIGHTS OFFERINGS

     Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our securityholders.

DELAYED DELIVERY ARRANGEMENTS

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                  LEGAL MATTERS

     The validity of securities will be passed upon for Newfield by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on October 4, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Lariat Petroleum, Inc. as of December 31, 1999 and 2000, and for the years then ended, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 10, 2001

PROSPECTUS

                          NEWFIELD EXPLORATION COMPANY
                              TRUST DEBENTURES AND
                     GUARANTEE OF TRUST PREFERRED SECURITIES


                           NEWFIELD FINANCIAL TRUST II
                           TRUST PREFERRED SECURITIES
                   GUARANTEED BY NEWFIELD EXPLORATION COMPANY

                                   ----------

     We may offer and sell trust debentures to be purchased by Newfield Financial Trust II and a guarantee of trust preferred securities sold by Newfield Financial Trust II. Newfield Financial Trust II may offer and sell trust preferred securities representing undivided beneficial interests in the assets of Newfield Financial Trust II.

     The aggregate initial offering price of the securities that may be sold pursuant to this prospectus will not exceed $575,000,000.

     This prospectus provides you with a general description of the securities that may be offered. If securities are sold, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

     Our common stock is listed on the New York Stock Exchange under the symbol "NFX."

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.


                                   ----------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                   ----------


                 THIS PROSPECTUS IS DATED                 , 2001


                                      TPS-C

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.............................................................................................1
WHERE YOU CAN FIND MORE INFORMATION...............................................................................1
FORWARD-LOOKING STATEMENTS........................................................................................2
ABOUT NEWFIELD EXPLORATION COMPANY................................................................................3
ABOUT NEWFIELD FINANCIAL TRUST II.................................................................................3
RISK FACTORS......................................................................................................4
USE OF PROCEEDS..................................................................................................13
RATIOS OF EARNING TO FIXED CHARGES...............................................................................13
DESCRIPTION OF TRUST SECURITIES..................................................................................13
DESCRIPTION OF TRUST DEBENTURES..................................................................................27
DESCRIPTION OF GUARANTEE.........................................................................................37
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST DEBENTURES AND THE GUARANTEE........................39
DESCRIPTION OF CAPITAL STOCK.....................................................................................41
PLAN OF DISTRIBUTION.............................................................................................45
LEGAL MATTERS....................................................................................................46
EXPERTS..........................................................................................................47


                               -------------------

     You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.


                                     TPS-i

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $575 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to "Newfield," "we," "us" or "our" refer to Newfield Exploration Company and its subsidiaries. References to the "trust" refer to Newfield Financial Trust II.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "NFX." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or until we terminate this offering:

     o    our Annual Report on Form 10-K for the year ended December 31, 2000;

     o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     o our Current Reports on Form 8-K filed on January 8, 2001; February 7, 2001; February 16, 2001; February 28, 2001; May 17, 2001; October 4,
          2001 and October 9, 2001 and our Amended Current Report on Form 8-K/A filed on February 13, 2001;

     o the description of our common stock contained in our Form 8-A registration statement filed on November 4, 1993; and


                                     TPS-1

     o the description of our preferred share purchase rights contained in our Form 8-A registration statement filed on February 18, 1999.

     You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at the following number:

                          Newfield Exploration Company
                        Attention: Stockholder Relations
                         363 N. Sam Houston Parkway E.,
                                   Suite 2020
                              Houston, Texas 77060
                                 (281) 847-6000

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus and the documents we incorporate by reference herein, including statements regarding estimated or anticipated operating and financial data, production targets, anticipated production rates, planned capital expenditures, the availability of capital resources to fund capital expenditures, estimates of proved reserves, wells planned to be drilled in the future, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may very significantly from those anticipated due to many factors, including:

     o    drilling results;

     o    oil and gas prices;

     o    industry conditions;

     o    the prices of goods and services;

     o    the availability of drilling rigs and other support services; and

     o    the availability of capital resources.

     The information contained in this prospectus and the documents incorporated by reference into this prospectus identify additional factors that could affect our operating results and performance. We urge you to carefully consider these factors.

     All forward-looking statements attributable to our company are expressly qualified in their entirety by this cautionary statement.


                                     TPS-2

                       ABOUT NEWFIELD EXPLORATION COMPANY

     Newfield is an independent oil and gas company engaged in the exploration, development and acquisition of crude oil and natural gas properties. We were founded in 1989 and acquired our first oil and gas reserves in 1990. Since that time, we have grown rapidly. Our initial focus area was the Gulf of Mexico. Over the last several years we have expanded our areas of operation to include the U.S. onshore Gulf Coast, the Anadarko Basin of Oklahoma, offshore Australia and China's Bohai Bay.

     Our executive offices are located at 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060, and our telephone number is (281) 847-6000. We maintain a website on the Internet at http://www.newfld.com.

                       ABOUT NEWFIELD FINANCIAL TRUST II

     Newfield Financial Trust II is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on August 28, 1998. The trust's business is defined in a trust agreement, dated as of August 28, 1998, executed by us, as depositor, and the trustees. The trust agreement will be amended and restated in its entirety as of the date trust preferred securities are initially issued. The trust agreement, as amended and restated, is referred to in this prospectus as the "trust agreement." The trust agreement has been qualified under the Trust Indenture Act of 1939.

     The trust exists for the exclusive purposes of:

     o issuing and selling trust preferred securities and trust common securities;

     o using the proceeds from the sale of trust preferred securities and trust common securities to acquire the trust debentures; and

     o engaging in only those other activities necessary or incidental to these purposes.

     The trust's business and affairs will be conducted by its trustees, as provided in the trust agreement. Unless otherwise indicated in an accompanying prospectus supplement, at the time of the issuance of trust preferred securities, the initial trustees for the trust will be First Union National Bank, as the property trustee, First Union Trust Company, National Association, as the Delaware trustee, and three of our employees, as administrative trustees. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the "trustees" in this prospectus. Newfield, as the holder of the common securities of the trust, or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights will be vested exclusively in Newfield as the holder of the common securities of the trust.

     The trust will have no assets other than the trust debentures. The trust will have no revenue other than payments under the trust debentures.

     We will, directly or indirectly, acquire all of the trust common securities of the trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

     For so long as the trust preferred securities remain outstanding, we will:


                                     TPS-3

     o maintain directly or indirectly 100% ownership of the trust common securities;

     o use our reasonable efforts to cause the trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or terminate the trust, except as permitted by the trust agreement;

     o use our reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the Investment Company Act of 1940;

     o use our reasonable efforts to cause the trust to continue to be treated as a grantor trust and to not be treated as an association taxable as a corporation for United States federal income tax purposes; and

     o use our reasonable efforts to cause each holder of common or preferred securities of the trust to be treated as owning an undivided beneficial interest in the trust debentures.

     The rights of the holders of the trust preferred securities are set forth in the trust agreement and the Delaware Business Trust Act. The location of the principal executive office of the trust is 363 N. Sam Houston Parkway E., Houston, Texas 77060, and its telephone number is 281-847-6000.

                                  RISK FACTORS

         Your investment in trust preferred securities will involve risks. You should carefully consider, in addition to the other information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, the risks described below before deciding whether an investment in trust preferred securities is appropriate for you.

RISKS ASSOCIATED WITH TRUST PREFERRED SECURITIES

     THE TRUST MAY BE UNABLE TO MAKE DISTRIBUTIONS ON ITS TRUST PREFERRED SECURITIES IF WE DEFAULT ON OUR SENIOR DEBT BECAUSE OUR OBLIGATIONS TO PAY ON THE TRUST DEBENTURES AND OUR GUARANTEE ARE JUNIOR TO OUR PAYMENT OBLIGATIONS UNDER OUR SENIOR DEBT. Because of the subordinated nature of our guarantee and the trust debentures, we:

     o will not be permitted to make any payments of principal, including redemption payments, or interest on the trust debentures if we default on our senior debt, as described under "Description of the Trust Debentures--Subordination;"

     o will not be permitted to make payments on our guarantee if we default on any of our other liabilities, including senior debt, other than liabilities that are equal or subordinate to our guarantee by their terms as described under "Description of Guarantee;" and

     o must pay all of our senior debt before we make payments on our guarantee or the trust debentures if we become bankrupt, liquidate or dissolve.

     The trust preferred securities, our guarantee and the trust debentures do not limit our ability to incur additional indebtedness, including indebtedness that ranks senior to the trust debentures and our guarantee.

     THE TRUST DEBENTURES AND OUR GUARANTEE WILL EFFECTIVELY BE SUBORDINATED TO OBLIGATIONS OF OUR SUBSIDIARIES. All of our international and U.S. mid-continent properties are owned and


                                     TPS-4
operated by our subsidiaries. As a result, distributions or advances from these subsidiaries may be necessary to meet our debt service and other obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from these subsidiaries to pay our debt service and other obligations, including payments on the trust debentures and our guarantee. The trust debentures and our guarantee will be structurally subordinated to the claims of all creditors of these subsidiaries, including the claims of trade creditors.

     OUR GUARANTEE ONLY GUARANTEES PAYMENTS ON THE TRUST PREFERRED SECURITIES IF THE TRUST HAS CASH AVAILABLE. If we fail to make payments on the trust debentures, the trust will be unable to make the related distribution, redemption, or liquidation payments on its preferred securities. In those circumstances, you cannot rely on our guarantee for payments of those amounts.

     Instead, if we are in default under the trust debentures, you may:

     o rely on the property trustee of the trust to enforce the trust's rights under the trust debentures; or

     o directly sue us or seek other remedies to collect your pro rata share of payments owed.

     OUR RIGHT TO DEFER INTEREST PAYMENTS ON THE TRUST DEBENTURES HAS TAX CONSEQUENCES TO YOU. We can, on one or more occasions, defer interest payments on the trust debentures for up to 20 consecutive quarterly periods unless an event of default under the trust debentures has occurred and is continuing. We, however, cannot defer interest payments beyond the earlier of the maturity date of the trust debentures or the date the trust debentures are redeemed. If we defer interest payments on the trust debentures, the trust will also defer distribution payments on its preferred securities. During a deferral period, distributions will continue to accumulate on the trust preferred securities. Also, additional distributions will accumulate on any deferred distributions at the annual rate for distributions on the trust preferred securities, compounded quarterly, to the extent permitted by law.

     If we defer payments of interest on the trust debentures, you will be required to accrue interest income, as original issue discount, for the deferred interest allocable to your share of trust preferred securities for U.S. federal income tax purposes. As a result, you will include that income in gross income for U.S. federal income tax purposes prior to your receipt of any cash distributions. In addition, you will not receive cash from the trust related to that income if you sell your trust preferred securities prior to the record date for those distributions. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN TRUST PREFERRED SECURITIES. For more information regarding the tax consequences of holding and selling trust preferred securities, please read the discussion of U.S. federal income tax consequences contained in an accompanying prospectus supplement.

     OUR RIGHT TO DEFER INTEREST PAYMENTS ON THE TRUST DEBENTURES MAY AFFECT THE MARKET PRICE OF THE TRUST PREFERRED SECURITIES. If we defer interest payments on the trust debentures in the future, the market price of the trust preferred securities may not fully reflect the value of accrued but unpaid interest on the trust debentures. If you sell trust preferred securities during a deferral period, you may not receive the same return on investment as someone who continues to hold trust preferred securities. In addition, our right to defer interest payments on the trust debentures may mean that the market price for the trust preferred securities will be more volatile than other securities that are not subject to these rights.

     THE TRUST MAY REDEEM THE TRUST PREFERRED SECURITIES WITHOUT YOUR CONSENT IF SPECIFIED TAX CHANGES OCCUR THAT RENDER INTEREST PAYMENTS ON THE TRUST DEBENTURES NON-DEDUCTIBLE OR SUBJECT THE TRUST TO TAXATION. If specified tax changes occur that render interest payments on the trust debentures non-


                                     TPS-5
deductible or subject the trust to taxation, as more fully described under "Description of Trust Securities--Redemption" and "Description of Trust Debentures--Special Event Prepayment," we may prepay all of the trust debentures at the tax redemption price, plus accrued and unpaid interest. If that happens, the trust will use the cash it receives from the prepayment of the trust debentures to redeem its preferred securities.

     WE MAY CAUSE THE TRUST PREFERRED SECURITIES TO BE REDEEMED ON OR AFTER A DATE SPECIFIED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT. The redemption price you would receive in that event may vary, but will be at least 100% of the principal amount to be redeemed plus any accrued and unpaid interest. Please read "Description of Trust Securities--Redemption" and "Description of Trust Debentures--Optional Prepayment." You should assume that we will exercise our redemption option if we can refinance the trust debentures at a lower interest rate or if it is otherwise in our interest to prepay the trust debentures and redeem the trust preferred securities. If a redemption occurs, the trust will use the cash it receives from the prepayment of the trust debentures to redeem an equivalent amount of its preferred securities and common securities on a pro rata basis.

     WE MAY SHORTEN THE STATED MATURITY OF THE TRUST DEBENTURES WITHOUT YOUR CONSENT. We may prepay the trust debentures within 90 days of specified tax changes relating to non-deductibility of interest payments on the trust debentures occurring as more fully described under "Description of the Trust Debentures--Special Event Prepayment." If that happens, the trust will redeem all of its preferred securities when the trust debentures are prepaid.

     DISTRIBUTION OF THE TRUST DEBENTURES TO YOU MAY HAVE ADVERSE TAX AND OTHER CONSEQUENCES TO YOU. We may terminate the trust at any time. If that happens, the trust will redeem its preferred securities by distributing the trust debentures to you.

     Under current U.S. federal income tax laws, a distribution of trust debentures on the dissolution of the trust would not be a taxable event to you. Nevertheless, if there is a change in law, a distribution of trust debentures on the dissolution of the trust also could be a taxable event to you.

     We do not currently intend to terminate the trust and cause the distribution of the trust debentures. However, we may do so at any time. We anticipate that we would consider exercising this right if expenses associated with maintaining the trust were substantially greater than currently expected.

     We cannot predict the market prices for the trust debentures that may be distributed. Accordingly, any trust debentures you receive on a distribution, or the trust preferred securities you hold pending that distribution, may trade at a discount to the price you paid to purchase the trust preferred securities.

     Because you may receive trust debentures, you should make an investment decision about the trust debentures in addition to the trust preferred securities. You should carefully review all the information regarding the trust debentures contained in this prospectus and any accompanying prospectus supplement.

     TRADING PRICES OF THE TRUST PREFERRED SECURITIES MAY NOT REFLECT THE VALUE OF ACCRUED BUT UNPAID INTEREST ON THE TRUST DEBENTURES. The trust preferred securities will be a new series of securities with no established trading market. The trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the underlying trust debentures. For tax purposes if you dispose of your trust preferred securities between record dates for payments of distributions you will be required to:

     o include accrued but unpaid interest on the trust debentures through the date of disposition in your gross ordinary income as original issue discount; and


                                     TPS-6

     o add that amount to your adjusted tax basis in your pro rata share of the underlying trust debentures that you are deemed to have disposed.

     Accordingly, you will recognize a capital loss to the extent the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than your adjusted tax basis, which will include accrued but unpaid interest. In most instances, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

     WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET FOR THE TRUST PREFERRED SECURITIES WILL DEVELOP. Prior to this offering, there has been no public market for the trust preferred securities. The underwriters may advise us that they plan to make a market in the trust preferred securities. However, we cannot assure you that the underwriters will engage in those activities or that an active trading market for the trust preferred securities will develop or be sustained. If a market were to develop, the trust preferred securities could trade at prices that may be higher or lower than their initial public offering price depending upon many factors, including:

     o    prevailing interest rates;

     o    our common stock price;

     o    our operating results; and

     o    the market for similar securities.

     YOU WILL HAVE LIMITED VOTING RIGHTS AS A HOLDER OF TRUST PREFERRED SECURITIES. As a holder of trust preferred securities, you will have limited voting rights relating only to the modification of the trust preferred securities and, in specified circumstances, the exercise of the trust's rights as holder of the trust debentures and our guarantee. Only we can replace or remove any of the trustees or increase or decrease the number of trustees.

     WE DO NOT INTEND TO PAY, AND MAY BE RESTRICTED IN OUR ABILITY TO PAY, DIVIDENDS ON OUR COMMON STOCK INTO WHICH YOUR TRUST PREFERRED SECURITIES MAY BE CONVERTED. We have not paid cash dividends in the past and do not intend to pay dividends on our common stock in the foreseeable future. We currently intend to retain any earnings for the future operation and development of our business. Our ability to make dividend payments in the future will depend on our future performance and liquidity. In addition, our credit facility contains restrictions on our ability to pay cash dividends on our capital stock, including our common stock.

     OUR CERTIFICATE OF INCORPORATION, STOCKHOLDERS RIGHTS AGREEMENT AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY. Our stockholders rights agreement, together with certain provisions of our certificate of incorporation and bylaws, may make it more difficult to effect a change in control of our company, to acquire us or to replace incumbent management. These provisions could potentially deprive our stockholders of opportunities to sell shares of our stock at above-market prices.

RISKS ASSOCIATED WITH OUR OPERATIONS

     OIL AND GAS PRICES FLUCTUATE WIDELY, AND LOW PRICES FOR AN EXTENDED PERIOD OF TIME ARE LIKELY TO HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS. Our revenues, profitability and future growth depend substantially on prevailing prices for oil and gas. These prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. The amount we


                                     TPS-7
can borrow under our credit facility is subject to periodic redeterminations based in part on changing expectations of future prices. Lower prices may also reduce the amount of oil and gas that we can economically produce.

     Prices for oil and gas fluctuate widely. Among the factors that can cause fluctuations are:

     o    the domestic and foreign supply of oil and natural gas;

     o    weather conditions;

     o    the price of foreign imports;

     o    world-wide economic conditions;

     o    political conditions in oil and gas producing regions;

     o    the level of consumer demand;

     o    domestic and foreign governmental regulations; and

     o    the price and availability of alternative fuels.

     OUR USE OF HEDGING TRANSACTIONS FOR A PORTION OF OUR OIL AND GAS PRODUCTION MAY LIMIT FUTURE REVENUES FROM PRICE INCREASES AND RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR NET INCOME AND STOCKHOLDERS' EQUITY. We use hedging transactions with respect to a portion of our oil and gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use may also limit future revenues from price increases.

     We adopted Statement of Financial Accounting Standards (SFAS) No. 133 as of January 1, 2001. As a result of adopting SFAS No. 133, our stockholders' equity and net income may fluctuate significantly from period to period. SFAS No. 133 generally requires us to record each derivative instrument as an asset or liability measured at its fair value. Each quarter we must record changes in the value of our hedges, which could result in significant fluctuations in net income and stockholders' equity from period to period.

     OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO REPLACE RESERVES THAT WE PRODUCE. Our future success depends on our ability to find, develop and acquire oil and gas reserves that are economically recoverable. As is generally the case in the Gulf Coast region, our producing properties in that region usually have high initial production rates, followed by steep declines. As a result, we must locate and develop or acquire new oil and gas reserves to replace those being depleted by production. We must do this even during periods of low oil and gas prices when it may be difficult to raise the capital necessary to finance these activities. Without successful exploration or acquisition activities, our reserves, production and revenues will decline rapidly. We cannot assure you that we will be able to find and develop or acquire additional reserves at an acceptable cost.

     SUBSTANTIAL CAPITAL IS REQUIRED TO REPLACE AND GROW RESERVES. We make, and will continue to make, substantial expenditures to find, develop, acquire and produce oil and gas reserves. If, however, lower oil and gas prices or operating difficulties result in our cash flow from operations being less than expected or limit our ability to borrow under our credit facility, we may be unable to expend the capital necessary to undertake or complete our drilling program unless we raise additional funds through debt or equity


                                     TPS-8
financings. We cannot assure you that debt or equity financing, cash generated by operations or borrowing capacity will be available to meet these requirements.

     RESERVE ESTIMATES ARE INHERENTLY UNCERTAIN AND DEPEND ON MANY ASSUMPTIONS THAT MAY TURN OUT TO BE INACCURATE. Estimating accumulations of oil and gas is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geologic, geophysic, engineering and production data. The extent, quality and reliability of this data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of:

     o    the quality and quantity of available data;

     o    the interpretation of that data;

     o    the accuracy of various mandated economic assumptions; and

     o    the judgment of the persons preparing the estimate.

     The proved reserve information we report is based on estimates we prepared. Estimates prepared by others might differ materially from our estimates.

     Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from our estimates. Any significant variance could materially affect the quantities and present value of our reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development and prevailing oil and gas prices. Our reserves may also be susceptible to drainage by operators on adjacent properties.

     You should not assume that the present value of future net cash flows is the current market value of our estimated proved oil and gas reserves. In accordance with SEC requirements, we generally base the estimated discounted future net cash flows from proved reserves on prices and costs on the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     IF OIL AND GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITEDOWNS. There is a risk that we will be required to writedown the carrying value of our oil and gas properties when oil and gas prices are low or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our exploration results.

     We capitalize the costs to acquire, find and develop our oil and gas properties. Under the full cost accounting method, the net capitalized costs of our oil and gas properties may not exceed the present value of estimated future net cash flows from proved reserves, using period end oil and gas prices and a 10% discount factor, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of our oil and gas properties exceed this limit, we must charge the amount of this excess to earnings. This type of charge will not affect our cash flow from operating activities, but it will reduce the book value of our stockholders' equity. We review the carrying value of our properties quarterly, based on prices in effect as of the end of each quarter or as of the time of reporting our results. The carrying value of oil and gas properties is computed on a country-by-country basis. Therefore, while our properties in one country may be subject to a writedown, our properties in other countries could be unaffected. Once


                                     TPS-9
incurred, a writedown of oil and gas properties is not reversible at a later date even if oil and gas prices increase.

     WE MAY BE SUBJECT TO RISKS IN CONNECTION WITH ACQUISITIONS. The successful acquisition of producing properties requires an assessment of several factors, including:

     o    recoverable reserves;

     o    future oil and gas prices;

     o    operating costs; and

     o    potential environmental and other liabilities.

     The accuracy of these assessments is inherently uncertain. In connection with these assessments, we perform a review of the subject properties that we believe to be generally consistent with industry practices. Our review will not reveal all existing or potential problems nor will it permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. Inspections may not always be performed on every platform or well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of the problems. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an "as is" basis.

     COMPETITIVE INDUSTRY CONDITIONS MAY NEGATIVELY AFFECT OUR ABILITY TO CONDUCT OPERATIONS. Competition in the oil and gas industry is intense, particularly with respect to the acquisition of producing properties and proved undeveloped acreage. Major and independent oil and gas companies actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop these properties. Many of our competitors have financial resources that are substantially greater than ours, which may adversely affect our ability to compete with these companies.

     DRILLING IS A HIGH-RISK ACTIVITY. Our future success will depend on the success of our drilling program. In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered. In addition, we often are uncertain as to the future cost or timing of drilling, completing and producing wells.

     Furthermore, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     o    unexpected drilling conditions;

     o    pressure or irregularities in formations;

     o    equipment failures or accidents;

     o    adverse weather conditions;

     o    compliance with governmental requirements; and

     o shortages or delays in the availability of drilling rigs and the delivery of equipment.


                                     TPS-10

     THE OIL AND GAS BUSINESS INVOLVES MANY OPERATING RISKS THAT CAN CAUSE SUBSTANTIAL LOSSES; INSURANCE MAY NOT PROTECT US AGAINST ALL THESE RISKS. These risks include:

     o    fires;

     o    explosions;

     o    blow-outs;

     o    uncontrollable flows of oil, gas, formation water or drilling fluids;

     o    natural disasters;

     o    pipe or cement failures;

     o    casing collapses;

     o    embedded oilfield drilling and service tools;

     o    abnormally pressured formations; and

     o environmental hazards such as oil spills, natural gas leaks, pipeline ruptures and discharges of toxic gases.

     If any of these events occur, we could incur substantial losses as a result of:

     o    injury or loss of life;

     o severe damage to and destruction of property, natural resources and equipment;

     o    pollution and other environmental damage;

     o    clean-up responsibilities;

     o    regulatory investigation and penalties;

     o    suspension of our operations; and

     o    repairs to resume operations.

     If we experience any of these problems, our ability to conduct operations could be adversely affected.

     Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for our drilling and development programs and acquisitions, or result in loss of properties.

     We maintain insurance against some, but not all, of these potential risks and losses. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks


                                     TPS-11
presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect us.

     WE HAVE RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS. We continue to evaluate and pursue new opportunities for international expansion in areas where we can use our core competencies. To date, we have expanded our operations to Australia and China.

     Ownership of property interests and production operations in areas outside the United States are subject to the various risks inherent in foreign operations. These risks may include:

     o    currency restrictions and exchange rate fluctuations;

     o loss of revenue, property and equipment as a result of expropriation, nationalization, war or insurrection;

     o    increases in taxes and governmental royalties;

     o renegotiation of contracts with governmental entities and quasi-governmental agencies;

     o changes in laws and policies governing operations of foreign-based companies;

     o    labor problems; and

     o other uncertainties arising out of foreign government sovereignty over our international operations.

     Our international operations may also be adversely affected by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, if a dispute arises from foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts of the United States.

     OTHER INDEPENDENT OIL AND GAS COMPANIES' LIMITED ACCESS TO CAPITAL MAY CHANGE OUR EXPLORATION AND DEVELOPMENT PLANS. Many independent oil and gas companies have limited access to the capital necessary to finance their activities. As a result, some of the other working interest owners of our wells may be unwilling or unable to pay their share of the costs of projects as they become due. These problems could cause us to change, suspend or terminate our drilling and development plans with respect to the affected project.

     WE ARE SUBJECT TO COMPLEX LAWS THAT CAN AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS. Exploration, development, production and sale of oil and gas are subject to extensive federal, state, local and international regulation. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include:

     o    discharge permits for drilling operations;

     o    drilling bonds;

     o    reports concerning operations;

     o    the spacing of wells;


                                     TPS-12

     o    unitization and pooling of properties; and

     o    taxation.

     Under these laws, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws could change in ways that substantially increase our costs.

                                USE OF PROCEEDS

     The trust will use the proceeds from the sale of its trust preferred securities to purchase trust debentures from us. Except as may otherwise be described in an accompanying prospectus supplement, the net proceeds from the sale of trust debentures to the trust will be used for general corporate purposes. Any specific allocation of our net proceeds to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

                       RATIOS OF EARNING TO FIXED CHARGES

     We have calculated our ratios of earnings to fixed charges as follows:

                                                                                                                     SIX MONTHS
                                                                                                                       ENDED
                                       YEAR ENDED DECEMBER 31,                                                        JUNE 30,
   ----------------------------------------------------------------------------------------------------------    ------------------
          1996                  1997                  1998                  1999                  2000                  2001
   ------------------    ------------------    ------------------    ------------------    ------------------    ------------------
          28.4x                  9.5x                   (1)                  3.7x                  8.9x                 10.6x

----------
(1) We had a loss for the year ended December 31, 1998 for purposes of computing these ratios. Earnings for such year were insufficient to cover fixed charges by approximately $92.7 million.

     For purposes of computing the consolidated ratios of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest) and fixed charges consist of interest (both expensed and capitalized), distributions on our outstanding trust preferred securities and the estimated interest component of rent expense.

                        DESCRIPTION OF TRUST SECURITIES

     The trust may issue trust preferred securities and trust common securities under the terms of the trust agreement. The trust preferred securities will represent undivided beneficial interests in the assets of the trust. We will own all of the trust common securities. Selected provisions of the trust agreement are summarized below. This summary is not complete. The form of trust agreement will be filed with the SEC, and you should read the trust agreement for provisions that may be important to you. The trust agreement has been qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust preferred securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference.

GENERAL

     The trust preferred securities and trust common securities issued by the trust will be substantially the same except that, if there is an event of default under the trust agreement, as described below, the rights of


                                     TPS-13
the holders of the trust preferred securities will be entitled to priority in right of payment over the holders of trust common securities. All of the trust common securities of the trust will be owned by us.

     The trust will invest the proceeds from any issuance of the trust preferred securities, together with the consideration we pay for the trust common securities to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities.

     In accordance with the trust agreement, the trust may not, among other things:

     o    borrow money;

     o    issue debt or any securities other than the trust securities;

     o    execute mortgages; or

     o    pledge any of its assets.

     We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of the trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the due date specified in the trust debentures.

     Holders of the trust preferred securities have no preemptive or similar rights.

DISTRIBUTIONS

     Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of the trust available for distribution to holders of the trust preferred securities will be limited to payments under the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

     We may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding 10 consecutive semi-annual periods, unless a debenture event of default has occurred and is continuing. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. Semi-annual distributions on the trust preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the prospectus supplement.


                                     TPS-14

     Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period.

     We must give the property trustee, the debenture trustee and the administrative trustees notice of its election to defer the payment of interest on the trust debentures at least five business days prior to the earlier of:

     o the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

     o the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

There is no limitation on the number of times that we may elect to begin an deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Trust Debentures--Option to Extend Interest Payment Date."

     During any deferral period, we may not, and will not permit any of our subsidiaries to:

     o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (subject to certain exceptions);

     o make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities, including other debentures; that rank pari passu with or junior in right of payment to the trust debentures; or

     o make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries, including other guarantees, if such guarantee ranks pari passu with or junior in right of payment to the trust debentures.

PAYMENT OF ADDITIONAL SUMS

     If the trust is required to pay any taxes, duties, or other governmental charges imposed by the United States or any other taxing authority, we will be required to pay such additional sums necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust preferred securities and trust common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject.

REDEMPTION

     Whenever trust debentures are repaid (other than following the distribution of the trust debentures to the holders of the trust securities), whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a like amount of the trust securities, upon not less than 30 nor more than 60 days' notice of a date of redemption to the holders of the trust securities, at the applicable redemption price, which shall be equal to:

     o in the case of the payment of the trust debentures on the stated maturity date, the maturity redemption price equal to the principal amount of, plus accrued and unpaid interest on, the trust debentures;


                                     TPS-15

     o in the case of the optional prepayment of the trust debentures, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price equal to the Special Event Prepayment Price in respect of the trust debentures; and

     o in the case of the optional prepayment of the trust debentures, the optional redemption price equal to the optional prepayment price in respect of the trust debentures.

See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the trust debentures are to be prepaid on a redemption date, then the proceeds of such prepayment shall be allocated pro rata among the trust securities.

     "Like amount" means:

     o with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

     o with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

     We will have the option to prepay the trust debentures:

     o in whole at any time or in part from time to time at the optional prepayment price; and

     o in whole but not in part, at any time within 90 days of the occurrence of a Special Event, at the Special Event Prepayment Price.

See "Description of Trust Debentures--Optional Prepayment" and "--Special Event Prepayment."

REDEMPTION PROCEDURES

     If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "--Subordination of Trust Common Securities."

     If the trust gives a notice of redemption in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the trust preferred securities held by DTC or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the trust preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will pay the applicable redemption price to the holders of trust preferred securities by check mailed to the address of the relevant holder appearing on the books and records of the trust on the redemption date. See "--Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the applicable redemption price, and the trust preferred securities will cease to be outstanding.


                                     TPS-16

     If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If the next succeeding business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee:

     o distributions on trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid; and

     o the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

     Our subsidiaries or we may, subject to applicable law, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

     The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all trust preferred securities for all semi-annual distribution periods terminating on or prior to the redemption date. If less than all of the issued trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date distributions will cease to accrue on the trust securities called for redemption.

EXCHANGE

     If at any time we or any of our affiliates hold any trust preferred securities, we may deliver to the property trustee all or any portion of such trust preferred securities as we elect and receive, in exchange therefore, a like amount of debentures. Such election (i) will be exercisable effective on any date of distribution upon delivery by us or our affiliate to the property trustee a written notice of such election specifying the liquidation amount of trust preferred securities with respect to which such election is being made and the date of distribution on which such exchange will occur, which distribution date shall be not less than ten business days after the date of receipt by the property trustee of such election notice and (ii) will be conditioned upon us or our affiliate having delivered or caused to be delivered to the property trustee or its designee the trust preferred securities which are the subject of such election by 10:00 A.M. New York time, on the distribution date on which such exchange is to occur. After the exchange, such trust preferred securities will be canceled and will no longer be deemed to be outstanding and all rights of ours or our affiliates with respect to such trust preferred securities will cease.


                                     TPS-17

     In the case of an exchange described in the preceding paragraph, the trust will, on the date of such exchange, exchange debentures having a principal amount equal to a proportional amount of the aggregate liquidation amount of the outstanding trust common securities, based on the ratio of the aggregate liquidation amount of the trust preferred securities exchanged pursuant to the preceding paragraph divided by the aggregate liquidation amount of the trust preferred securities outstanding immediately prior to such exchange, for such proportional amount of trust common securities held by us (which contemporaneously will be canceled and no longer be deemed to be outstanding); provided, that we deliver or cause to be delivered to the property trustee or its designee the required amount of trust common securities to be exchanged by 10:00 A.M. New York time, on the date of distribution on which such exchange is to occur.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF TRUST DEBENTURES

     The trust shall automatically dissolve upon the first to occur of:

     o    our bankruptcy, dissolution or liquidation;

     o the distribution of a like amount of the trust debentures to the holders of the trust securities, if we have directed the property trustee in writing to dissolve the trust;

     o    the expiration of the term of the trust;

     o    redemption of all of the trust preferred securities; and

     o the entry of an order for dissolution of the trust by a court of competent jurisdiction.

     We have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust. This right is subject to the administrative trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of trust preferred securities.

     If a dissolution occurs as described in bullet points one through three above, the trust will be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the trust's creditors, the administrative trustees will distribute to the holders of the trust securities a like amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "--Subordination of Trust Common Securities."

     If we elect not to prepay the trust debentures before maturity in accordance with their terms and either elect not to or are unable to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date.

     After the liquidation date is fixed for any distribution of trust debentures to holders of the trust securities,


                                     TPS-18

     o    the trust securities will no longer be deemed to be outstanding;

     o DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon such distribution; and

     o any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. We will then issue to such holder, and the debenture trustee will authenticate, a certificate representing such trust debentures.

SUBORDINATION OF TRUST COMMON SECURITIES

     Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

     In the case of any event of default under the trust agreement, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until any such event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     The occurrence of a debenture event of default constitutes an event of default under the trust agreement. See "Description of Trust
Debentures--Debenture Events of Default."

     Within five business days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of such default to the holders of the trust preferred securities, the administrative trustees and us, unless such default is cured or waived. We are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the trust agreement. The administrative trustees are also burdened by a similar reporting obligation.

     Upon the occurrence of a trust agreement event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the debenture indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.


                                     TPS-19

     If a trust agreement event of default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of trust preferred securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee under the trust agreement to exercise the remedies available to it as holder of the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against such property trustee or any other person or entity. In addition, if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest, principal or other required payments on the trust debentures issued to the trust on the date such interest, principal or other payment is otherwise payable, then a record holder of trust preferred securities may, on or after the respective due dates specified in the trust debentures, institute a proceeding directly against us for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder. In connection with such an action, we will be subrogated to the rights of such record holder of trust preferred securities to the extent of any payment made by us to such record holder of trust preferred securities.

     If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described under "--Liquidation of the Trust and Distribution of Trust Debentures" and "--Subordination of Trust Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a debenture event of default occurs and is continuing, any issuer trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Trust Debentures." The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

     o    such successor entity either:

          o expressly assumes all of the obligations of the trust with respect to the trust securities and the trust agreement; or


                                     TPS-20

          o substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     o we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the trust debentures;

     o the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted, if any;

     o if the trust preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any Successor Securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such nationally recognized statistical rating organization;

     o such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

     o such successor entity has a purpose substantially identical to that of the trust;

     o prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

          o such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect; and

          o following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease,

          o neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

          o the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

          o such successor entity expressly assumes all of the obligations of the trust with respect to the trustees;

     o we or any permitted successor or assignee own all of the trust common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee and the common guarantee; and


                                     TPS-21

     o there shall have been furnished to the property trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent in the trust agreement to such transaction have been satisfied.

     Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, convert into, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, convert into, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

     The trust agreement may be amended from time to time by us and the administrative trustees, without the consent of the holders of the trust securities:

     o to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

     o to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in each such case the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the foregoing shall become effective once notice is given to the holders of the trust securities.

     We and the issuer trustees may amend the trust agreement:

     o with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities; and

     o upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act;

provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:


                                     TPS-22

     o change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

     o restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any trust debentures are held by the trust, the issuer trustees will not:

     o direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the trust debentures;

     o    waive any past defaults under the indenture;

     o exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

     o consent to any amendment, modification or termination of the indenture or the trust debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities.

However, where a consent under the indenture would require the consent of each holder of trust debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the trust preferred securities. The issuer trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default that it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

     No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

     Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own, the issuer trustees or any of our affiliates or any affiliate of the issuer trustee shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

     Payments in respect of trust preferred securities held in global form will be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, or in respect


                                     TPS-23
of trust preferred securities that are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be in registered, global form. The global trust preferred securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global trust preferred securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global trust preferred securities may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

DEPOSITARY PROCEDURES

     DTC has advised the trust and us that DTC is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of security certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants of DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     DTC has also advised the trust and us that it has established procedures to provide that:

     o upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global trust preferred securities; and

     o ownership of such interests in the global trust preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).


                                     TPS-24

     Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations, which are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream Banking, Societe Anonyme, may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global preferred security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

     Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

     Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

     o any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global trust preferred securities; or

     o any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised the trust and us that its current practice, upon receipt of any payment in respect of securities such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities represented by global trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or us. None of us, the trust or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and we, the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the global trust preferred securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately


                                     TPS-25
available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the trust and us that it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of one or more participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of such portion of the liquidation amount of the trust preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global trust preferred securities for trust preferred securities in certificated form and to distribute such trust preferred securities to its participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and we believe to be reliable, but neither the trust nor we take responsibility for the accuracy thereof.

     Although DTC, has agreed to the foregoing procedures to facilitate transfers of interest in the global trust preferred securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the trust or the property trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY TRUST PREFERRED SECURITIES FOR CERTIFICATED TRUST PREFERRED SECURITIES

     A global preferred security is exchangeable for trust preferred securities in certificated form if:

     o DTC notifies the trust that it is unwilling or unable to continue as depositary for the global preferred security or has ceased to be a clearing agency registered under the Exchange Act, and the trust fails to appoint a successor depositary within 90 days;

     o we, on behalf of the trust, in our sole discretion elect to cause the issuance of the trust preferred securities in certificated form; or

     o there shall have occurred and be continuing an event of default under the trust agreement.

     In addition, beneficial interests in a global preferred security may be exchanged for certificated trust preferred securities upon request but only upon at least 20 days' prior written notice given to the property trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated trust preferred securities delivered in exchange for any global preferred security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

REGISTRAR AND TRANSFER AGENT

     The property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.


                                     TPS-26

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities or the trust common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     First Union National Bank will serve as the property trustee, the debenture trustee and the guarantee trustee. First Union Trust Company, National Association will serve as the Delaware trustee. First Union National Bank serves as trustee under the indenture governing our 7.45% Senior Notes due 2007. Additionally, First Union National Bank serves as trustee under our senior indenture dated as of February 28, 2001 pursuant to which we have issued $175 million in principal amount of our 7 5/8% Senior Notes due 2011. We also expect that First Union National Bank will serve as trustee under a subordinated indenture pursuant to which we may issue subordinated debt securities. Neither the senior indenture nor the subordinated indenture places a limit on the principal amount of debt securities that may be issued thereunder. Furthermore, First Union provides us with a $15 million money market line of credit and is a lender under our $125 million credit facility.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust Securities.

     The trust agreement and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

                        DESCRIPTION OF TRUST DEBENTURES

     The trust debentures will be issued under a debenture indenture, as supplemented or amended from time to time to be entered into between us and First Union National Bank, as debenture trustee. The debenture indenture has been qualified under the Trust Indenture Act of 1939. This summary of certain terms and provisions of the trust debentures and the debenture indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to the debenture indenture and those terms made a part of the debenture indenture by the Trust Indenture Act.


                                     TPS-27

GENERAL

     The trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest from the same date and at the same rate as the trust preferred securities. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

     The trust debentures will be issued in denominations of $1,000 and integral multiples thereof. The trust debentures will mature on the date provided.

     The trust debentures will rank equally with all other debentures and will be unsecured, subordinate, and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the debenture indenture. See "--Subordination."

SUBORDINATION

     In the debenture indenture, we have covenanted and agreed that any trust debentures issued under the debenture indenture will be subordinate and junior in right of payment to all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to us, all Senior Indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of trust debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

     No payments on account of principal, or premium, or interest, if any, in respect of the trust debentures may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" means:

     o    all of our obligations for money borrowed;

     o all of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     o all of our reimbursement obligations with respect to letters of credit, banker's acceptances or similar facilities issued for our account;

     o all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     o    all of our capital lease obligations;

     o all our indebtedness whether incurred on or prior to the date of the debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign


                                     TPS-28
          exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     o every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

     "Indebtedness Ranking on a Parity with the Trust Debentures" means:

     o Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization; and

     o all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing vehicle of equity securities that are similar to the trust preferred securities or other securities guaranteed by us.

The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Trust Debentures, will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Trust Debentures.

     "Indebtedness Ranking Junior to the Trust Debentures" means any Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other Indebtedness Ranking on a Parity with the Trust Debentures) in right of payment upon the happening of the our dissolution or winding-up or liquidation or reorganization. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Trust Debentures will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Trust Debentures.

     "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Trust Debentures or Indebtedness Ranking Junior to the Trust Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     We are a holding company and all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of trust debentures should look only to us for payments on the trust debentures.

     Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the trust preferred securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. Accordingly, the trust debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. The debenture indenture


                                     TPS-29
does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness.

CANCELLATION

     All debentures surrendered for payment, redemption, transfer or exchange shall, if surrendered to any person, other than the property trustee, be delivered to the property trustee, and any such debentures and debentures surrendered directly to the property trustee for any such purpose shall be promptly canceled by it. We may at any time deliver to the property trustee for cancellation any debentures previously authenticated and delivered hereunder which we may have acquired in any manner whatsoever, and all debentures so delivered shall be promptly canceled by the property trustee.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no debenture event of default has occurred and is continuing, we will have the right under the debenture indenture at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. At the end of such deferral period, we must pay all interest then accrued and unpaid.

     During any such deferral period, we may not, and will not permit any of our subsidiaries to:

     o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, other than:

          o dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock;

          o any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

          o as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

          o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

          o purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans;

          o make any payment of principal of, or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities (including other debentures) that rank pari passu with or junior in right of payment to the trust debentures; or

          o make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries (including other guarantees) if such guarantee ranks pari passu with or junior in right of payment to the trust debentures.


                                     TPS-30

     Prior to the termination of any deferral period, we may further extend such deferral period, so long as such extension does not cause such deferral period to exceed 10 consecutive semi-annual periods, end on a date other than an interest payment date or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer payment of interest on the trust debentures at least five business days prior to the earlier of:

     o the date the distributions on the trust securities would have been payable except for the election to begin or extend such deferral period; or

     o the date the administrative trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date such distributions are payable, but in any event not less than five business days before such record date. The property trustee shall give notice of our election to begin or extend a new deferral period to the holders of the trust preferred securities. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

OPTIONAL PREPAYMENT

     The trust debentures will be prepayable, in whole at any time or in part from time to time, at our option at a prepayment price to the extent and as set forth in an accompanying prospectus supplement.

SPECIAL EVENT PREPAYMENT

     If a Special Event occurs and is continuing, we may, at our option, prepay the trust debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price equal to 100% of the principal amount of the trust debentures to be redeemed plus accrued and unpaid interest thereon (including Additional Sums, if any) to the date of redemption.

     A "Special Event" means a Tax Event or an Investment Company Event.

     "Investment Company Event" means the receipt by the trust and us of an opinion of counsel from counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the trust preferred securities, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the trust preferred securities.

     A "Tax Event" means the receipt by us and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any amendment or change in any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the issue date, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the trust debentures, (ii) interest payable by us on the trust debentures is not, or within 90 days


                                     TPS-31
of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes, or (iii) the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such trust debentures called for prepayment.

ADDITIONAL SUMS

     If the trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, we will pay as additional amounts on the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities shall not be reduced as a result of any such additional taxes, duties and other governmental charges.

CERTAIN COVENANTS

     We covenant in the debenture indenture that if and so long as the trust is the holder of all trust debentures, we, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities).

     We also covenants that it will not, and will not permit any subsidiary to:

     o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the our capital stock (subject to certain exceptions);

     o make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any our debt securities (including other debentures) that rank pari passu with or junior in right of payment to the trust debentures; or

     o make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under other guarantees) if such guarantee ranks pari passu or junior in right of payment to the trust debentures, if at such time (1) there shall have occurred any event of which we have actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be a debenture event of default and
          (b) in respect of which we do not take reasonable steps to cure, (2) a debenture event of default has occurred and is continuing, (3) if such trust debentures are held by the property trustee, we will be in default with respect to our payment of any obligations under the guarantee or (4) we have given notice of our election of a deferral period as provided in the indenture, or such deferral period, or any extension thereof, shall have commenced and be continuing.

     So long as the trust securities remain outstanding, we also covenant:


                                     TPS-32

     o to maintain 100% direct or indirect ownership of the trust common securities; provided, however, that any successor to us is permitted under the indenture to succeed to our ownership of such trust common securities;

     o    to use its reasonable efforts to cause the trust:

     o to remain a business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

     o to otherwise continue to be treated as a grantor trust for United States federal income tax purposes; and

     o to use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

MODIFICATION OF INDENTURE

     From time to time we and the debenture trustee may, without the consent of the holders of trust debentures, amend the debenture indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the debenture indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interest of the holders of trust debentures) and qualifying, or maintaining the qualification of, the debenture indenture under the Trust Indenture Act.

     The debenture indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of trust debentures, to amend the debenture indenture in a manner affecting the rights of the holders of trust debentures. However, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

     o change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to our right under the debenture indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or reduce amount of premium on, the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof;

     o modify the provisions of the indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

     o reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any such modification of the debenture indenture, or are required to consent to any waiver provided for in the debenture indenture; or

     o modify certain other provisions of the debenture indenture relating to amendments and waivers of holders.

     Notwithstanding the preceding, if the trust debentures are held by the trust, an amendment will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the


                                     TPS-33
amendment. Further, if the consent of the holders of each trust security is required, an amendment will not be effective until each holder of the trust securities has consented to such amendment.

DEBENTURE EVENTS OF DEFAULT

     The debenture indenture provides that any one or more of the following described events with respect to the trust debentures constitute a debenture event of default:

     o failure to pay any interest on the trust debentures or any other debentures when due for 30 days (subject to the deferral of any due date in the case of an Extension Period); or

     o failure to pay any principal or premium, if any, on the trust debentures or any other debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

     o failure to perform, or breach of, any other covenant or warranty of ours contained in the indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of trust debentures; or

     o    our bankruptcy, insolvency or reorganization.

     Within five business days after the occurrence of a debenture event of default actually known to the indenture trustee, the indenture trustee must transmit notice of such debenture event of default to the debenture holders, unless such debenture event of default has been cured or waived. The debenture indenture requires us (with the debenture trustee) to file a certificate as to the absence of certain defaults under the indenture each year.

     The holders of a majority in aggregate outstanding principal amount of the trust debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the debenture indenture. If a debenture event of default has occurred and is continuing, the debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately upon a debenture event of default and should the debenture trustee or such holders of trust debentures fail to make such declaration, the holders of not less than 25% in aggregate liquidation amount of the trust preferred securities will have such right. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee, and should the holders of such trust debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have such right.

     Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except a default in the payment of principal (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the debenture indenture cannot be modified or amended without the


                                     TPS-34
consent of the holder of each outstanding trust debenture affected, and should the holders of such trust debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have such right.

     In case a debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on such trust debentures and any other amounts payable under the debenture indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such trust debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If a debenture event of default has occurred and is continuing and is attributable to our failure to pay the principal of (or premium, if any), or interest on the trust debentures on the date such payment is otherwise required, a holder of trust preferred securities may institute a direct action. We may not amend the debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of (or premium, if any) or interest on the trust debentures, and we will be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to such holder in any direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures unless there shall have been an event of default under the trust agreement. See "Description of Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The debenture indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease our properties as an entirety or substantially as an entirety to us, unless:

     o in our case, we consolidate with or merge into another person or convey, transfer or lease our properties substantially as an entirety to any person, the successor person is organized and existing under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes our obligations on the trust debentures and the indenture;

     o immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

     o certain other procedural conditions prescribed in the indenture are met.

SATISFACTION AND DISCHARGE

     The debenture indenture provides that when, among other things, all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the trust debentures not previously


                                     TPS-35
delivered to the debenture trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the debenture indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the debenture indenture and to provide the officers' certificates and opinions of counsel described therein), and the we will be deemed to have satisfied and discharged the debenture indenture.

FORM, REGISTRATION AND TRANSFER

     If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of the DTC or its nominee. Under such circumstances, the depositary arrangements for the trust debentures would be expected to be substantially similar to those in effect for the preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "--Depositary Procedures

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of trust debentures in global form, (i) by check mailed to the address of the holder thereof as such address shall appear in the register for trust debentures or (ii) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any trust debenture will be made to the person in whose name such trust debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

     Any monies deposited with the debenture trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any trust debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at our request, be repaid to us and the holder of such trust debenture shall thereafter look only to us for payment thereof.

GOVERNING LAW

     The debenture indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. First Union National Bank will serve as debenture trustee. See "Description of Trust Preferred Securities--Information Concerning the Property Trustee."


                                     TPS-36

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee has been qualified under the Trust Indenture Act of 1939. First Union National Bank, guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act of 1939.

GENERAL

     We will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

     o any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand legally available therefor at such time;

     o the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust has funds on hand legally available therefor at such time; and

     o upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

     o the liquidation distribution, to the extent the trust has funds legally available therefor at the time; and

     o the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay such amounts to such holders.

     The guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the trust preferred securities.

     The guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we are recognized as a creditor of that subsidiary. Accordingly, our obligations under the


                                     TPS-37
guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to us for payments under the guarantee. See "Description of Trust Debentures--Subordination." The guarantee does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness, whether under the indenture, any other indenture that we may enter into in the future or otherwise.

     Through the guarantee, the trust agreement, the trust debentures and the debenture indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the trust debentures. See "Description of Trust Debentures -- Subordination."

     The guarantee will rank equally with all other guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts. The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures. The guarantee does not limit the amount of additional Senior Indebtedness that we may incur.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations thereunder; provided, however, that with respect to a default other than a default in payment of any guarantee payment, we have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the guarantee may be amended only


                                     TPS-38
with the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force and effect upon:

     o full payment of the applicable redemption price of the trust preferred securities; or

     o upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. First Union National Bank will serve as guarantee trustee. See "Description of Trust Preferred Securities--Information Concerning the Property Trustee."

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

          RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST
                          DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the trust debentures, the debenture indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related


                                     TPS-39
payments, including distributions, on the trust preferred securities. The guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of trust preferred securities is to institute a direct action. Our obligations under the guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

     o the aggregate principal amount or prepayment price of the trust debentures is equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

     o the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

     o we will pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of trust securities under such trust securities; and

     o the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the debenture indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

LIMITED PURPOSE OF THE TRUST

     The trust preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of:

     o    issuing and selling the trust securities;

     o using the proceeds from the sale of the trust securities to acquire the trust debentures; and

     o engaging in only those other activities necessary, advisable or incidental thereto.

     A principal difference between the rights of a holder of a preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the trust has funds on hand legally available for the payment of such distributions.


                                     TPS-40

RIGHTS UPON DISSOLUTION

     Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Securities -- Liquidation of the Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of our company, the property trustee, as holder of the trust debentures, would be our subordinated creditor, subordinated in right of payment to all Senior Indebtedness as set forth in the debenture indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our shareholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to our certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of August 1, 2001, we had 44,208,412 shares of common stock outstanding, and no shares of preferred stock outstanding.

COMMON STOCK

     Our common stockholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common stockholders. Our common stockholders do not have cumulative voting rights.

     Our common stockholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future. Upon our liquidation, dissolution or winding up, our common stockholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common stockholders do not have any preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

     Our certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our stockholders. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

     o    voting powers;

     o    designations;

     o    preferences;


                                     TPS-41

     o    dividend rights;

     o    dividend rates;

     o    terms of redemption;

     o    redemption process;

     o    conversion rights; and

     o any other terms permitted to be established by our certificate of incorporation and by applicable law.

ANTI-TAKEOVER PROVISIONS

     Certain provisions in our certificate of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     Stockholder Action by Written Consent. Under the Delaware General Corporation Law, unless the certificate of incorporation of a corporation specifies otherwise, any action that could be taken by stockholders at an annual or special meeting may be taken without a meeting and without notice to or a vote of other stockholders if a consent in writing is signed by the holders of outstanding stock having voting power that would be sufficient to take such action at a meeting at which all outstanding shares were present and voted. Our certificate of incorporation and bylaws provide that stockholder action may be taken in writing by the consent of holders of not less than 66 2/3% of the outstanding shares entitled to vote at a meeting of stockholders. As a result, stockholders may not act upon any matter except at a duly called meeting or by the written consent of holders of 66 2/3% or more of the outstanding shares entitled to vote.

     Supermajority Vote Required for Certain Transactions. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock is required to approve any merger or consolidation of our company or any sale or transfer of all or substantially all of our assets.

     Blank Check Preferred Stock. Our certificate of incorporation authorizes blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

     Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder (i.e., a person who owns 15% or more of our outstanding voting stock) from engaging in certain business combinations with our company for three years following the date that the person become an interested stockholder. These restrictions do not apply if:

     o before the person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;


                                     TPS-42

     o upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced; or

     o following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     These restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement of certain extraordinary transactions involving our company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if that extraordinary transaction is approved or goes unopposed by a majority of our directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of directors then in office.

     Stockholders Rights Agreement. Our board of directors has adopted a stockholders rights agreement. Under the rights agreement, each right entitles the registered holder under the circumstances described below to purchase from our company one one-thousandth of a share of our Junior Participating Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $85 per one one-thousandth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.

     Until the distribution date, the rights attach to all common stock certificates representing outstanding shares. No separate right certificate will be distributed. A right is issued for each share of common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of

     o 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting stock; or

     o 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding voting stock.

     Until the distribution date or the earlier of redemption or expiration of the rights, the rights will be evidenced by the certificates representing the common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on February 22, 2009, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

     If a person or group acquires 20% or more of our voting stock, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of


                                     TPS-43
one one-thousandths of a preferred share, that at the time of such acquisition has a market value of two times the purchase price of the right.

     If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the purchase price of the right.

     The dividend and liquidation rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-thousandth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of
(a) $1.00 in cash, or (b) 1,000 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $1,000 per share, or (b) 1,000 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole preferred share will be entitled to 1,000 times the amount received per share of common stock. Each whole preferred share will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders, and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     The purchase price and the number of one one-thousandths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

     At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting stock and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting stock, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at an exchange ratio of one share of common stock, or one one-thousandth of a preferred share, for each two shares of common stock for which each right is then exercisable, subject to adjustment.

     At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information


                                     TPS-44
reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of our officers and directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

     o for any breach of the officer's or director's duty of loyalty to our company or our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law; or

     o for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited our company and our stockholders. Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue, nor to recover monetary damages, under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar for the common stock is ChaseMellon Shareholder Services L.L.C.

                              PLAN OF DISTRIBUTION

     We may sell the offered securities:

     o    through underwriters or dealers;

     o    through agents; or

     o directly to one or more purchasers, including existing stockholders in a rights offering.

BY UNDERWRITERS

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in the prospectus supplement the underwriters must purchase all the securities of the series


                                     TPS-45
offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

BY AGENTS

     Offered securities may also be sold through agents designated by us. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

DIRECT SALES; RIGHTS OFFERINGS

     Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our securityholders.

DELAYED DELIVERY ARRANGEMENTS

     We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trust and us, will pass upon various matters of Delaware law relating to the validity of the trust preferred securities and the trust's common securities, the enforceability of the trust agreement and the formation of the trust.

     Vinson & Elkins L.L.P., Houston, Texas will pass upon the validity of our guarantee and trust debentures for us.


                                     TPS-46

     Legal counsel for any underwriters may pass upon legal matters for such underwriters.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on October 4, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Lariat Petroleum, Inc. as of December 31, 1999 and 2000, and for the years then ended, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of that firm as experts in accounting and auditing in giving such report.


                                     TPS-47

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

     Securities and Exchange Commission registration fee..................................... $143,750
     Legal fees and expenses.................................................................  175,000
     Accounting fees and expenses............................................................   25,000
     Blue Sky fees and expenses (including legal fees).......................................   10,000
     Printing expenses.......................................................................  100,000
     Miscellaneous...........................................................................   46,250
                                                                                              --------
          TOTAL.............................................................................. $500,000
                                                                                              ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

     Article Seventh of the registrant's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), together with
Article VI of the registrant's Restated Bylaws, as amended (the "Bylaws"), provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the registrant or is a person who is or was serving or has agreed to serve at the request of the registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI expressly provides that it is not the exclusive method of indemnification.

     Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

     Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that the registrant may maintain insurance, at the registrant's expense, to protect the registrant and any director, officer, employee or agent of the registrant or of another entity against any expense, liability, or loss, regardless of whether the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

     Howard H. Newman, a director of the registrant and a Managing Director and a member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg, Pincus & Co., is indemnified by affiliates of E.M. Warburg, Pincus & Co., LLC and Warburg, Pincus & Co. against certain liabilities that he may incur as a result of his serving as directors of the registrant.

     Thomas G. Ricks, a director of Newfield, served as President and Chief Executive Officer of the University of Texas Investment Management Company ("UTIMCO") until April 24, 2001. Mr. Ricks is indemnified by UTIMCO against certain liabilities that he may incur as a result of his serving as a director of Newfield while he was employed by UTIMCO.

ITEM 16. EXHIBITS

(a)  Exhibits:

     **1.1  -     Form of Underwriting Agreement.
       4.1  -     Second Restated Certificate of Incorporation of Newfield
                  (incorporated by reference to Exhibit 3.1 to the Newfield's
                  Annual Report on Form 10-K for the year ended December 31,
                  1999 (File No. 1-125341)).
     4.1.1  -     Certificate of Amendment to Second Restated Certificate of
                  Incorporation of Newfield dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to Newfield's Registration
                  Statement on Form S-3 (Registration No. 333-32582)).
     4.1.2  -     Certificate of Designation of Series A Junior Participating
                  Preferred Stock (incorporated by reference to Exhibit 3.5 to
                  Newfield's Annual Report on Form 10-K for the year ended
                  December 31, 1998 (File No. 1-12534)).
       4.2  -     Restated Bylaws of Newfield as amended by Amendment No. 1
                  thereto adopted January 1, 2000 (incorporated by reference to
                  Exhibit 3.3 to the Newfield's Annual Report on Form 10-K for
                  the year ended December 31, 1999 (File No. 1-125341)).
       4.3  -     Rights Agreement, dated as of February 12, 1999, between
                  Newfield and ChaseMellon Shareholder Services L.L.C., as
                  Rights Agent, specifying the terms of the Rights to Purchase
                  Series A Junior Participating Preferred Stock of the
                  registrant (incorporated by reference to Exhibit 1 to
                  Newfield's Registration Statement on Form 8-A filed with the
                  SEC on February 18, 1999 (File No. 1-12534)).
       4.4  -     Senior Indenture dated as of February 28, 2001 between
                  Newfield and First Union National Bank, as Trustee
                  (incorporated by reference to Exhibit 4.1 of Newfield's
                  Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on February 28, 2001 (File No. 1-12534)).
     **4.5  -     Form of Subordinated Indenture between Newfield and First
                  Union National Bank, as Trustee.
     **4.6  -     Form of Debt Securities.
     **4.7  -     Form of Securities Warrants.
     **4.8  -     Form of Depositary Agreement.
     **4.9  -     Form of Depositary Receipt.
    **4.10  -     Form of Stock Purchase Contracts.
    **4.11  -     Form of Stock Purchase Units.
      4.12  -     Certificate of Trust of Newfield Financial Trust II
                  (incorporated by reference to Exhibit 4.15 of Newfield's
                  Registration Statement on Form S-3 (Registration No. 333-
                  59391)).
      4.13  -     Trust Agreement of Newfield Financial Trust II (incorporated by reference to Exhibit 4.16 of Newfield's Registration
                  Statement on Form S-3 (Registration No. 333- 59391)).
    **4.14  -     Form of Amended and Restated Trust Agreement of Newfield
                  Financial Trust II.
    **4.15  -     Form of Trust Preferred Security Certificate for Newfield
                  Financial Trust II.
    **4.16  -     Form of Debenture Indenture between the Company and First
                  Union National Bank.
    **4.17  -     Form of Trust Debentures of Newfield to be issued to Newfield
                  Financial Trust II (included in Exhibit 4.16).
    **4.18  -     Form of Guarantee with respect to the Trust Preferred
                  Securities issued by Newfield Financial Trust II.
     **5.1  -     Opinion of Vinson & Elkins L.L.P.
     **5.2  -     Opinion of Richards, Layton & Finger, P.A.
     *12.1  -     Computation of Ratio of Earnings to Fixed Charges
     *23.1  -     Consent of PricewaterhouseCoopers LLP

     *23.2  -     Consent of Arthur Andersen LLP
    **23.3  -     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
    **23.4  -     Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5.2)
      24.1  -     Powers of Attorney (included on the signature pages to this registration statement)
     *25.1  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debt Trustee under the Senior
                  Indenture
    **25.2  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debt Trustee under the
                  Subordinated Indenture
    **25.3  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debenture Trustee under the
                  Debenture Indenture
    **25.4  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debenture Trustee under the
                  Guarantee with respect to the Amended and Restated Trust
                  Agreement
    **25.5  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debenture Trustee under the
                  Trustee Preferred Securities.

----------
*    Filed herewith.
**   To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of September, 2001.

                                            NEWFIELD EXPLORATION COMPANY

                                            By: /s/ Terry W. Rathert
                                               ---------------------------------
                                                Terry W. Rathert
                                                Vice President and
                                                Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Trice, Terry W. Rathert, Brian
L. Rickmers and C. William Austin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 11th day of September, 2001.


        SIGNATURE                                  TITLE
        ---------                                  -----
    /s/ David A. Trice        President and Chief Executive Officer and Director
---------------------------   (Principal Executive Officer)
        David A. Trice


   /s/ Terry W. Rathert       Vice President and Chief Financial Officer
---------------------------   (Principal Financial Officer)
      Terry W. Rathert


   /s/ Brian L. Rickmers      Controller
---------------------------   (Principal Accounting Officer)
      Brian L. Rickmers

     /s/ Joe B. Foster        Director
---------------------------
         Joe B. Foster

 /s/ Philip J. Burguieres     Director
---------------------------
     Philip J. Burguieres

   /s/ Charles W. Duncan      Director
---------------------------
       Charles W. Duncan

   /s/ Claire S. Farley       Director
---------------------------
       Claire S. Farley

    /s/ Randy A. Foutch       Director
---------------------------
        Randy A. Foutch

   /s/ Dennis R. Hendrix      Director
---------------------------
       Dennis R. Hendrix

   /s/ Terry Huffington       Director
---------------------------
       Terry Huffington

   /s/ Howard H. Newman       Director
---------------------------
       Howard H. Newman

    /s/ Thomas G. Ricks       Director
---------------------------
        Thomas G. Ricks

      /s/ C.E. Shultz         Director
---------------------------
          C.E. Shultz

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Newfield Financial Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of September, 2001.

                                          NEWFIELD FINANCIAL TRUST II

                                          By: Newfield Exploration Company,
                                              as depositor


                                          By: /s/ Terry W. Rathert
                                             -----------------------------------
                                             Terry W. Rathert
                                             Vice President and
                                             Chief Financial Officer

                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                             DESCRIPTION
    -------                            -----------
     **1.1  -     Form of Underwriting Agreement.
       4.1  -     Second Restated Certificate of Incorporation of Newfield
                  (incorporated by reference to Exhibit 3.1 to the Newfield's
                  Annual Report on Form 10-K for the year ended December 31,
                  1999 (File No. 1-125341)).
     4.1.1  -     Certificate of Amendment to Second Restated Certificate of
                  Incorporation of Newfield dated May 15, 1997 (incorporated by reference to Exhibit 3.1.1 to Newfield's Registration
                  Statement on Form S-3 (Registration No. 333-32582)).
     4.1.2  -     Certificate of Designation of Series A Junior Participating
                  Preferred Stock (incorporated by reference to Exhibit 3.5 to
                  Newfield's Annual Report on Form 10-K for the year ended
                  December 31, 1998 (File No. 1-12534)).
       4.2  -     Restated Bylaws of Newfield as amended by Amendment No. 1
                  thereto adopted January 1, 2000 (incorporated by reference to
                  Exhibit 3.3 to the Newfield's Annual Report on Form 10-K for
                  the year ended December 31, 1999 (File No. 1-125341)).
       4.3  -     Rights Agreement, dated as of February 12, 1999, between
                  Newfield and ChaseMellon Shareholder Services L.L.C., as
                  Rights Agent, specifying the terms of the Rights to Purchase
                  Series A Junior Participating Preferred Stock of the
                  registrant (incorporated by reference to Exhibit 1 to
                  Newfield's Registration Statement on Form 8-A filed with the
                  SEC on February 18, 1999 (File No. 1-12534)).
       4.4  -     Senior Indenture dated as of February 28, 2001 between
                  Newfield and First Union National Bank, as Trustee
                  (incorporated by reference to Exhibit 4.1 of Newfield's
                  Current Report on Form 8-K filed with the Securities and
                  Exchange Commission on February 28, 2001 (File No. 1-12534)).
     **4.5  -     Form of Subordinated Indenture between Newfield and First
                  Union National Bank, as Trustee.
     **4.6  -     Form of Debt Securities.
     **4.7  -     Form of Securities Warrants.
     **4.8  -     Form of Depositary Agreement.
     **4.9  -     Form of Depositary Receipt.
    **4.10  -     Form of Stock Purchase Contracts.
    **4.11  -     Form of Stock Purchase Units.
      4.12  -     Certificate of Trust of Newfield Financial Trust II
                  (incorporated by reference to Exhibit 4.15 of Newfield's
                  Registration Statement on Form S-3 (Registration No. 333-
                  59391)).
      4.13  -     Trust Agreement of Newfield Financial Trust II (incorporated by reference to Exhibit 4.16 of Newfield's Registration
                  Statement on Form S-3 (Registration No. 333- 59391)).
    **4.14  -     Form of Amended and Restated Trust Agreement of Newfield
                  Financial Trust II.
    **4.15  -     Form of Trust Preferred Security Certificate for Newfield
                  Financial Trust II.
    **4.16  -     Form of Debenture Indenture between the Company and First
                  Union National Bank.
    **4.17  -     Form of Trust Debentures of Newfield to be issued to Newfield
                  Financial Trust II (included in Exhibit 4.16).
    **4.18  -     Form of Guarantee with respect to the Trust Preferred
                  Securities issued by Newfield Financial Trust II.
     **5.1  -     Opinion of Vinson & Elkins L.L.P.
     **5.2  -     Opinion of Richards, Layton & Finger, P.A.
     *12.1  -     Computation of Ratio of Earnings to Fixed Charges
     *23.1  -     Consent of PricewaterhouseCoopers LLP
     *23.2  -     Consent of Arthur Andersen LLP

    **23.3  -     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
    **23.4  -     Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5.2)
      24.1  -     Powers of Attorney (included on the signature pages to this registration statement)
     *25.1  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debt Trustee under the Senior
                  Indenture
    **25.2  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debt Trustee under the
                  Subordinated Indenture
    **25.3  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debenture Trustee under the
                  Debenture Indenture
    **25.4  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debenture Trustee under the
                  Guarantee with respect to the Amended and Restated Trust
                  Agreement
    **25.5  -     Form T-1 Statement of Eligibility and Qualification under the
                  Trust Indenture Act of 1939 of Debenture Trustee under the
                  Trustee Preferred Securities.

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*    Filed herewith.
**   To be filed by amendment or in a Current Report on Form 8-K.